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AGREEMENT OF LEASE

BETWEEN

JAMBOREE LLC,

LANDLORD

AND

AAMES FINANCIAL CORPORATION,

TENANT

BASIC LEASE INFORMATION

PARK PLACE LEASE

        1.    Lease Date:    As of September     , 2002.

        2.    Landlord:    Jamboree LLC, a Delaware limited liability company

        3.    Address of Landlord:

    3333 Michelson Drive, Suite 210
    Irvine, California 92612
    Attention:  Ms. Janine R. Padia

        4.    Tenant:    Aames Financial Corporation, Inc., a Delaware corporation.

        5.    Address of Tenant:

    Aames Financial Corporation
    350 South Grand Avenue, 43rd Floor
    Los Angeles, California 90071
    Attention:  Audry A. Patterson

        6.    Premises:    collectively (a) Suite 300, deemed to contain approximately 46,911 rentable square feet and 41,885 usable square feet located on the third (3rd) floor of the building at 3347 Michelson Drive, Irvine, California as depicted on Exhibit B-1 attached hereto and incorporated herein by reference and (b) Suite 100, deemed to contain approximately 46,337 rentable square feet and 41,372 usable square feet located on the first (1st) floor of the building at 3351 Michelson Drive, Irvine, California as depicted on Exhibit B-2 attached hereto and incorporated herein by reference, on the land described on Exhibit A attached hereto an made a part hereof and on the land depicted on the site plan attached hereto as Exhibit A-1 and incorporated herein by reference, and subject to adjustment as provided in the Lease.

        7.    Scheduled Term Commencement Date:    January 1, 2003

        8.    Scheduled Length of Term:    approximately seventy-one (71) months

        9.    Scheduled Term Expiration Date:    November 30, 2008

        10.  Basic Rent:    The Basic Rent shall be paid according to the following schedule, based upon 93,248 rentable square feet of space deemed to be in the Premises:

          (a)  for the period commencing on the Term Commencement Date through and including January 31, 2006, Two Million Fourteen Thousand One Hundred Fifty-Six and 80/100 ($2,014,156.80) Dollars per annum, payable in equal monthly installments of One Hundred Sixty-Seven Thousand Eight Hundred Forty-Six and 40/100 ($167,846.40) Dollars each; and

          (b)  for the period commencing on February 1, 2006 through and including the Term Expiration Date, Two Million One Hundred Twenty-Six Thousand Fifty-Four and 40/100 ($2,126,054.40) Dollars per annum, payable in equal monthly installments of One Hundred Seventy-Seven Thousand One Hundred Seventy-One and 20/100 ($177,171.20) Dollars each.

Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease without any set-off or deduction whatsoever. Notwithstanding the foregoing, so long as this Lease is in full force and effect and Tenant is not in default under this Lease, Tenant shall be entitled to a credit against the Basic Rent for the months of August, September, October and November 2008 in the aggregate amount of Seven Hundred Eight Thousand Six Hundred Eighty-Four and 80/100 ($708,684.80) Dollars, which credit shall be applied against the Basic Rent in four (4) equal monthly installments of One Hundred Seventy-Seven Thousand One Hundred Seventy-One and 20/100 ($177,171.20) Dollars each.

        11.  Rent Commencement Date:    January 1, 2003

        12.  Base Year:    calendar year 2003

        13.  Tenant's Operating Expenses:    Tenant shall pay as additional rent in each calendar year of the Term, the difference between (a) the actual amount of Tenant's Share of Operating Expenses for the subject calendar year, and (b) the actual amount of Tenant's Share of Operating Expenses for the Base Year (the "Base Year Operating Expenses"). The difference between (a) and (b) is referred to in this Lease as "Tenant's Operating Expenses." Tenant shall pay monthly installments of Tenant's Operating Expenses as provided in Article XXV.

        14.  Tenant's Share:    Five and fifty-five hundredths percent (5.55%).

        15.  Permitted Use:    General Offices, provided that Landlord acknowledges that in addition to office/administrative use, Tenant may use the Premises for processing loan applications, which use will involve substantial traffic of brokers, couriers and borrowers provided, however, in no event shall Tenant use or permit the Premises to be used for a use which constitutes an "off the street" retail use, unless Tenant shall pay Landlord (or as Landlord may otherwise direct), within fifteen (15) days following demand therefor, all legal compliance and other costs related thereto.

        16.  Security Deposit:    $228,027.10, subject to reduction as provided in Section 4.03.

        17.  Parking Spaces:    collectively up to 445 non-exclusive non-reserved, surface parking spaces (not within a parking structure) and up to twenty-seven (27) reserved surface parking spaces (not within a parking structure), subject to the terms of Article XXXIII.

        18.  Intentionally Deleted.

        19.  Brokers:    Cushman & Wakefield of California and Winthrop West Coast Realty Services, Inc.

        The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and this Lease, the provisions of the Lease shall control.

INITIAL:
LANDLORD	TENANT

PARK PLACE OFFICE LEASE

        THIS LEASE ("Lease") is made as of this            day of September, 2002, between Jamboree LLC, a Delaware limited liability company ("Landlord"), and Aames Financial Corporation, a Delaware corporation ("Tenant").

R E C I T A L S:

        A.    Landlord is the owner of a complex of buildings and improvements known by street numbers as 3333-3355 Michelson Drive in the City of Irvine, County of Orange, State of California, and referred to herein as the "Facility", which Facility is located on the tract of real property more fully described in Exhibit A attached hereto and incorporated herein by this reference. The Facility and the Project within which the Facility is located is depicted on the site plan attached hereto as Exhibit A-1.

        B.    Landlord desires to lease to Tenant and Tenant desires to hire from Landlord, the Premises, within the Facility, as designated on the floor plan of the Premises attached hereto as Exhibit B and incorporated herein by reference.

        NOW, THEREFORE, in consideration of the rents and covenants provided for below, Landlord and Tenant do hereby agree as follows:

ARTICLE I—DEFINITIONS

        The defined terms for this Lease are set forth on Exhibit C attached hereto and incorporated herein by reference. A defined term is identified by initial capital letters throughout all provisions of this Lease, including, without limitation, the Basic Lease Information, the Recitals and the Exhibits. Reference should be made to Exhibit C for the meaning of a defined term.

ARTICLE II—PREMISES

        2.01    Lease of Premises.    Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration of this Lease to keep and perform their respective obligations under this Lease. Tenant acknowledges that this Lease is subject to all existing liens, encumbrances, deeds of trust, reservations, restrictions and other matters of record or of which Tenant has knowledge or notice affecting the Premises and to all Applicable Laws; provided, however, Landlord represents and warrants to Tenant that none of the provisions of any such liens, encumbrances, deeds of trust or reservations or other matters nor any Applicable Laws known to Landlord preclude Landlord from leasing the Premises to Tenant as herein provided.

        2.02    Calculations of Areas.    Throughout the Term, the Facility may change in size as a result of additional development. In such event however, no adjustments relating to Tenant's Share of Operating Expenses and other calculations based on areas of the Facility shall be made by Landlord. All usable square footage of a particular area of the Facility to be measured under this Lease after the date hereof shall be measured by Landlord in accordance with BOMAI Standards and the rentable square footage of any such space(s) in the Facility other than the Tower shall be determined by multiplying the usable square footage of such space by 1.12, and (ii) the usable square footage in the Tower shall be determined by multiplying the usable square footage of such space by 1.18. Tenant shall execute and return to Landlord an appropriate certificate provided by Landlord when necessitated because of any change in or recalculation of the Premises or the Facility or any redesignation of the Common Area within fifteen (15) days of receipt from Landlord.

        2.03    Common Area.    Throughout the Term of this Lease, Tenant shall have the non-exclusive right to the use, in common with others, of the Common Area and the Facility Common Area subject to the provisions of this Lease, all Applicable Laws and the Rules and Regulations referred to in Article XVII and incorporated herein by reference. Tenant's right to use the Common Area and the

Facility Common Area shall terminate upon the termination of this Lease. Landlord reserves for itself and for all other owner(s) and operator(s) of the Common Area, the Facility Common Area and the balance of the Facility, the right from time to time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, except as expressly set forth in Section 11.06 hereof, to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Facility, including, without limitation, changes to buildings, driveways, entrances, passageway, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Facility, loading and unloading areas, direction of traffic, landscaped areas, walkways and parking spaces and parking areas; and (iii) use or close temporarily the Common Area, the Facility Common Area and/or other portions of the Facility or the Project while engaged in making improvements, repairs or alterations to the Building, the Common Area, the Facility Common Area, the Facility, or any portion thereof and (iv) change the name and numbers of designation by which the Building and the Facility are commonly known. In the event that Landlord shall unilaterally change the name or street Building or the suite number of the Premises, Landlord shall provide Tenant with ninety (90) days advance written notice thereof and Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant as a result thereof, including, without limitation, the cost of Tenant's address change announcements and replacement of existing stock stationery. To the extent the location or amount, or both, of Common Area changes or the Facility Common Area changes in or during any calendar year Landlord shall include the Common Area and the Facility Common Area, as so adjusted and calculated, for purposes of calculating Operating Expenses for such portion of the calendar year as such change was in and all subsequent calendar years. In connection with the exercise of any of the foregoing rights, Landlord shall use its reasonable efforts to exercise such rights in a manner intended to minimize material interference with Tenant's use of the Premises.

        2.04    Access.    Subject to the terms of this Lease, Tenant shall have continuous access twenty-four (24) hours per day, seven (7) days per week to the Premises. Landlord reserves the right to require Tenant to comply with Landlord's security procedures and practices as may be established from time to time by Landlord.

ARTICLE III—TERM AND POSSESSION

        3.01    Term Commencement.    The Term of this Lease shall be for the period designated in the Basic Lease Information and, except as otherwise provided herein, shall continue in full force and effect until the Term Expiration Date. Promptly following the Term Commencement Date, Landlord shall deliver to Tenant a declaration in the form attached hereto as Exhibit D and incorporated herein by reference (the "Commencement Memorandum"). The Commencement Memorandum shall specify the Term Commencement Date, the Term Expiration Date, the rentable and usable square footage deemed to be in the Premises and Tenant's Share and shall be binding upon Tenant as to the matters therein stated unless Tenant objects thereto within ten (10) days of Tenant's receipt of the Commencement Memorandum. Unless otherwise provided herein, Tenant's obligation to pay Basic Rent and its other obligations for payment under this Lease shall commence upon the Term Commencement Date.

        3.02    Intentionally Deleted.

        3.03    Condition of Premises.    Landlord represents and warrants that, as of the date hereof, (i) Landlord does not know (or have reason to know) of any alleged violation of any Applicable Law at the Premises with respect to Hazardous Materials except as is disclosed in that certain Proposition 65 Compliance Notification (which Landlord has delivered to Tenant) and (ii) to the best of Landlord's knowledge, the Base Building (as hereinafter defined) is in good operating condition. In addition, Landlord has or will exercise reasonable good faith efforts to cause the portions of the Facility

Common Areas within the Building to comply with the provisions of Title III of the Americans with Disabilities Act of 1990 ("ADA"); provided however Tenant shall be responsible, at Tenant's sole cost and expense, for compliance with ADA to the extent the need therefor arises out of or in connection with (a) any act, omission or alteration performed by or on behalf of Tenant (excluding the Tenant Improvements) and any act, omission or alteration failed to be performed by or on behalf of Tenant which is Tenant's responsibility to be performed hereunder, subject to the terms of Section 7.01 hereof, (b) Tenant's particular manner of use of the Premises (as opposed to general office use or other uses expressly permitted hereunder) or (c) Tenant's hiring of a disabled employee who requires special accommodations not otherwise required by law. Tenant is the current occupant of the Premises, is aware of their condition and the condition of the Building and the Facility and Tenant agrees to accept the same in their respective condition and state of repair existing as of the date hereof and understands and agrees that no work is to be performed or materials supplied by Landlord to prepare the Premises for Tenant's continued occupancy except as expressly provided in the Tenant Improvement Agreement attached hereto as Exhibit E and made a part hereof. Tenant further agrees that Landlord shall have no obligation to perform any work, make any installations or incur any expense in order to prepare the Premises for Tenant's occupancy other than as is expressly set forth in the preceding sentence or Section 5.01 of this Lease. Continued possession of the Premises shall be deemed to be conclusive evidence as against Tenant that the Premises, the Building, the Facility and the Project were in good and satisfactory condition, except for the correction of latent defects identified by Tenant within six (6) months of the Term Commencement Date and that the Tenant Improvements were satisfactorily performed. Nothing contained in this Article III shall abrogate or affect Landlord's obligation to perform repairs to the Facility, or any portion thereof, which are expressly set forth in this Lease. Tenant acknowledges that, except as expressly set forth herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Facility, the Project or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business and Tenant further acknowledges that Landlord will have no obligation to construct or complete any additional buildings or improvements within the Facility or the Project.

ARTICLE IV—RENT

        4.01    Basic Rent.    Tenant shall pay to Landlord throughout the Term, Basic Rent as specified in the Basic Lease Information, payable in equal monthly installments in advance commencing on the Term Commencement Date and continuing on the first day of each calendar month during every year of the Term in lawful money of the United States, without deduction or offset whatsoever, except as otherwise expressly set forth herein. Basic Rent shall be paid to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing by notice given as herein provided. If payment of Basic Rent is to begin on a day other than the first day of a calendar month as provided in this Section 4.01, then Basic Rent shall be prorated on a per diem basis, and the prorated on a per diem basis installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. If the Term terminates on other than the last day of a calendar month, then the Basic Rent shall be prorated as well and the prorated installment shall be paid on the first day of the calendar month next preceding the date of termination.

        4.02    Operating Expenses.    In addition to Basic Rent, Tenant shall pay as additional rent, Tenant's Operating Expenses as provided in Article XXV, without abatement or offset, except as otherwise expressly set forth herein.

        4.03    Security Deposit.

          (a)  Landlord is currently holding $79,748.70 as the security deposit under the One Stop Lease and Landlord is currently holding $148,278.40 as the security deposit under the United Lending Lease, $228,027.10 in the aggregate (collectively, the "Security Deposit"). Tenant hereby authorizes and directs Landlord to transfer the Security Deposit currently being held by Landlord under the One Stop Lease and the United Lending Lease and to hold the same as the security deposit under this Lease as security for the full and faithful performance and observance by Tenant of all of its covenants and obligations under this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided. Landlord agrees to deposit the Security Deposit in an interest bearing bank account located in the State of California. The interest received on such account shall be added to and held as part of the Security Deposit subject to and in accordance with the provisions of this Lease. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit, nor shall Landlord have any liability or obligation for loss of all or any portion of the Security Deposit by reason of the insolvency or failure of the bank in which the Security Deposit is deposited. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, after notice and the expiration of any applicable cure period, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, or for the payment of any other sum which Landlord may expend or be required to expend in connection with Tenant's default, or to compensate Landlord for any loss or damage sustained by Landlord in connection with Tenant's default including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall immediately on demand pay Landlord in cash or readily available funds, a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this Section so as to restore the Security Deposit to its original amount. Tenant's failure to deposit the Security Deposit or maintain the Security Deposit in its original amount, shall constitute an Event of Default under Article XIX of this Lease. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, Landlord shall return the Security Deposit to Tenant within thirty (30) days after the Term Expiration Date and after delivery of the entire possession of the Premises to Landlord in accordance with the terms of this Lease. Landlord shall not be deemed to be a trustee with respect to the Security Deposit, and shall not be required to keep the Security Deposit separate from its general funds. Tenant shall be entitled to no interest on the Security Deposit. Should Landlord transfer its interest in the Premises during the Term hereof and deposit with the transferee thereof the unappropriated Security Deposit funds, Landlord's obligations with respect to the Security Deposit will be discharged and Tenant shall look solely to the new landlord for the return of the Security Deposit.

          (b)  The Security Deposit shall be reduced by the amount of $28,000.00 (the "Reduction Amount") on the first day of the month in which the first (1st) anniversary of the Term Commencement Date shall occur (the "Reduction Date") provided that (i) this Lease shall be in full force and effect and Tenant shall not be or have been in default hereunder, (ii) and Tenant shall have made payments of Basic Rent and additional rent in a timely fashion for one (1) year following the Term Commencement Date and (iii) Landlord has not previously drawn on the Security Deposit by reason of default on the part of Tenant.

        4.04    Payment; Late Charges.    Tenant shall pay Landlord all amounts due from Tenant to Landlord hereunder, whether for Rent or otherwise, in lawful money of the United States, without deduction or offset whatsoever, except as otherwise expressly set forth herein, and without notice or demand except as otherwise provided herein. Tenant acknowledges that late payment by Tenant of any payment owed to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Rent or such additional rent, as the case may be an additional sum of five percent (5%) of the overdue Rent as a late charge; provided, however, Tenant shall not be required to pay such additional late charge the first (1st) time in any twelve (12) month period during the Term an installment of Rent is not received by Landlord within ten (10) days after the date when such payment is due if such failure is a result of an administrative error. Payment of the late charge is not an alternative means of performance of Tenant's obligation to pay Rent when due, and acceptance of the late charge shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any rights or remedies for a default provided by this Lease. The parties agree that such late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant. If Tenant is subject to late charges more than three (3) times in any period of twelve (12) months during the Term, Landlord shall have the right to require Tenant thereafter to pay all installments of Rent quarterly in advance throughout the remainder of the Term.

        4.05    All Payments as Rent.    Any and all payments of Basic Rent, Tenant's Operating Expenses and any and all taxes, fees, charges, costs, expenses, insurance obligations and all other payments, disbursements or reimbursements which are attributable to, payable by or the responsibility of Tenant under and by reason of this Lease are payable as additional rent and shall constitute "rent" within the meaning of California Civil Code Section 1951(a).

ARTICLE V—RESTRICTIONS ON USE/COMPLIANCE WITH LAWS

        5.01    Use.    Tenant shall use the Premises for the Permitted Use and for no other use or purpose. Nothing in this Lease shall be deemed to give Tenant any exclusive right to such use in the Building, the Facility or the Project. Tenant shall not do or permit to be done in or about the Premises nor bring, keep or permit to be brought or kept therein, anything which is prohibited by the attached Exhibit H or which is in conflict with or will invalidate any insurance policy covering the Building, the Facility, the Project or any part thereof or which will in any way increase the existing rate of, or affect, any fire or other insurance upon the building or its contents, or which will cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress which the floor or other portion of the Premises is designed to bear. Tenant shall comply with all Applicable Laws affecting the Premises, and the requirements of any board of fire underwriters or other similar body, now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any Applicable Laws, which affect the condition, use or occupancy of the Premises, including but not limited to, any requirements of structural changes or other alterations necessitated by or in connection with Tenant's acts, particular manner of use or occupancy of the Premises or alteration of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether or not Landlord is a party to such action, shall be conclusive as between Landlord and Tenant in establishing such violation. Notwithstanding the foregoing, (a) Landlord represents that to Landlord's actual knowledge, without any additional inquiry or investigation, Tenant's intended use of the Premises will not cause any change in the insurance ratings of the Facility or impose any special structural requirements, and (b) Landlord shall be responsible to remove any violation and to correct any condition existing as of the date hereof (whether or not a notice of violation has been issued) in the event such violation or condition must be corrected as a prerequisite to the issuance of a governmental approval for the Tenant Improvements or prevents Tenant from obtaining a Certificate of Occupancy for the Premises; it being understood and agreed, however, if any such violation or condition is deemed to exist within the Premises, or outside of the Premises (including the Base Building) in connection with or as a result of Tenant's particular manner of use of (as opposed to general office use), or particular operation of its business in, the Premises, including the Tenant Improvements, then Tenant shall be responsible for curing such violation or condition, as the case may be. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Facility, the Building or the Premises issued by the California Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises.

ARTICLE VI—ALTERATIONS

        6.01    Tenant Alterations.    Tenant shall not make or perform or permit the making or performance of any alterations, additions or improvements (collectively, "Alterations") to the Premises without Landlord's prior written consent, which consent Landlord shall not unreasonably delay or withhold. Notwithstanding the foregoing, Tenant shall have the right to make Cosmetic Alterations without Landlord's prior written consent, provided that in both cases, Tenant shall provide to Tenant, at least ten (10) days prior to the commencement of such Alterations, notice of the Alterations to be performed and the terms, conditions and provisions of this Lease regarding Alterations are otherwise fully complied with. If Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, and all such Alterations shall be done in strict compliance with the provisions of this Article VI. Notwithstanding the foregoing, with respect to Cosmetic Alterations only, Tenant shall not be required to cause drawings, plans and specifications to be prepared with respect to such Cosmetic Alterations if such drawings, plans and specifications are not otherwise required to be prepared in order to obtain any permit or other required governmental or quasi-governmental approval, but Tenant shall furnish Landlord with copies of any existing drawings, plans and specifications actually prepared with respect to such Cosmetic Alterations, if any.

        6.02    Installation of Alterations.    Any Alterations installed by or on behalf of Tenant within the Premises shall be done in strict compliance with all of the following:

          (a)  No such work shall proceed without (i) Landlord's prior approval of Tenant's contractor(s) and subcontractor(s), which approval shall not be unreasonably withheld or delayed; (ii) Landlord's receipt of duplicate original policies of comprehensive public liability (including property damage coverage) insurance and worker's compensation insurance (covering all persons to be employed by Tenant and Tenant's contractors and subcontractors in connection with such Alteration) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, its property manager and their respective agents as additional insureds; (iii) Landlord's receipt and approval of detailed plans and specifications (including layout, architectural, mechanical and structural drawings stamped by a professional engineer or architect licensed in the State of California) for each proposed Alteration, except as expressly set forth in Section 6.01(ii) hereof; (iv) Tenant paying to Landlord all reasonable out of pocket costs and expenses incurred by Landlord in connection with Landlord's review of Tenant's plans and specifications; it being understood and agreed that Landlord shall not engage any third party consultant to review the named Tenant's plans and specifications in connection with Non-Structural Alterations and Cosmetic Alterations; it being further understood and agreed that Tenant shall not be required to pay any such costs and expenses in connection with the Tenant Improvements; and (v) Tenant obtaining, at its expense, all permits, approvals and certificates required by any governmental or quasi-governmental bodies.

          (b)  All such work shall be performed: (i) in accordance with the plans and specifications submitted to and approved by Landlord, which approval shall be granted subject to and in accordance with the terms of Section 6.01 above; (ii) in a lien-free and first-class and workmanlike manner, (iii) in compliance with all Applicable Laws including, without limitation, the Americans with Disabilities Act of 1990, a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced;

  (iv) in such a manner so as not to interfere (other than to a de minimus extent) with the occupancy and enjoyment of any other tenant or occupant in the Facility and not to impose any additional expense upon or delay Landlord in the maintenance and operation of the Facility and (v) in such a manner so as not to affect (other than to a de minimus extent) any part of the Building or the Facility other than the Premises. Any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and/or corrected at Tenant's expense. Landlord's approval or consent to any such work shall not impose any liability upon Landlord as to completeness, design sufficiency or compliance with Applicable Laws.

          (c)  All materials and equipment to be incorporated in the Premises (i) shall be first quality and (ii) shall not be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.

          (d)  Provided Landlord has first given Tenant notice of any substandard work or inadequate clean up (other than in event of an emergency) and Tenant fails to correct such work or clean up to Landlord's reasonable satisfaction within a reasonable period of time under the circumstances, Tenant shall promptly reimburse Landlord for any reasonable expense incurred by Landlord in connection with any substandard work performed by Tenant or Tenant's contractors, by reason of delays caused by such work and by reason of inadequate cleanup following completion of such work.

          (e)  Other than as expressly provided in Section 6.01, Tenant or its contractors will in no event be allowed to make Alterations which: (i) affect the plumbing, mechanical, electrical, sanitary, life safety, heating, ventilation or air conditioning or other systems or services of the Facility or the proper functioning thereof, (ii) affect the structural integrity of the Facility; (iii) affect any area outside the Premises including the exterior appearance of the Facility or any of the Common Areas; (iv) in Landlord's reasonable opinion, lessen the value or utility of the Facility; or (v) will violate or require a change in any occupancy certificate or permit applicable to the Premises.

          (f)    All work by Tenant shall be scheduled through Landlord and shall be diligently and continuously pursued from the date of its commencement through its completion. If Tenant's Alterations have not been completed within a reasonable time after the commencement of such Alterations and if Tenant shall thereafter fail to complete such Alterations within sixty (60) days after notice thereof to Tenant, Landlord may cause such Alterations to be completed in which event Tenant shall reimburse Landlord for Landlord's reasonable costs of completing such work upon Landlord's demand, and the amount of Landlord's completion costs to be reimbursed by Tenant, together with interest thereon at the Interest Rate shall constitute additional rent under this Lease and shall be paid by Tenant with the next due monthly Basic Rent payment after Landlord's demand.

          (g)  Tenant (other than the named Tenant herein) shall obtain any bonds reasonably required by Landlord.

          (h)  To the extent applicable, upon completion of any Alteration, Tenant, at Tenant's expense, shall (i) obtain certificates of final approval of such Alteration required by any governmental or quasi- governmental bodies and shall furnish Landlord with copies thereof and (ii) furnish Landlord with "as-built" drawings showing such Alterations.

          (i)    Tenant shall not knowingly, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises whether in connection with any material Alterations or otherwise, if, in Landlord's reasonable discretion, such employment will interfere (other than to a de minimus extent) with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Facility or the

  Project by Landlord, Tenant or others. In the event of any interference, Tenant upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference to leave the Facility or the Project, as the case may be, immediately.

        6.03    Removal of Alterations.    Landlord shall not require Tenant to remove any Alteration that exists in the Premises as of the Scheduled Term Commencement Date. The initial Tenant Improvements, including, without limitation, all affixed sinks, dishwashers, microwave ovens and other fixtures and all Alterations made by Tenant (but excluding Tenant's trade fixtures and personal property) shall become the property of Landlord immediately upon installation within the Premises and shall remain on and be surrendered with the Premises upon expiration or termination of the Term, except that Landlord reserves the right to require that Tenant remove all Non-Standard Alterations upon the expiration or termination of the Term; it being understood and agreed, however, that any moveable personal property and equipment brought into the Premises by or on behalf of Tenant following the completion of the Tenant Improvements (which is not affixed to or installed within the Premises) shall be and remain Tenant's personal property. Notwithstanding the foregoing, Landlord shall notify Tenant at the time of the approval of Tenant's plans and specifications of those Non-Standard Alterations which Tenant may be required to remove in accordance with the terms of this Section prior to the expiration of the Term or the termination of this Lease and Tenant shall, upon the expiration of the Term or upon such termination, unless instructed otherwise by Landlord, be required to remove only such Non-Standard Alterations specified in Landlord's notice. If Landlord requires Tenant to remove any Non-Standard Alterations, Tenant, at its cost, shall repair and restore in a good and workmanlike manner any damage caused to the Premises, the Building or the Facility resulting in connection with the removal of any of its Non-Standard Alterations, trade fixtures and/or personal property and shall restore the Premises, the Building or the Facility, as applicable, to the condition same were in when the Premises were received by Tenant, ordinary wear and tear excepted.

        6.04    Intentionally Deleted.

        6.05    Removal of Personal Property.    All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment such as telephones, copy machines, computer terminals, refrigerators and facsimile machines) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or sooner termination of this Lease.

        6.06    Failure to Remove Items.    If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, trade fixtures, equipment or any Non-Standard Alterations identified by Landlord for removal, Landlord may, at its option, after ten (10) days written notice to Tenant personal property and/or Non-Standard Alterations as abandoned and, at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

ARTICLE VII—REPAIRS

        7.01    Landlord's Obligations.    Landlord agrees to repair and maintain the Building structure including the roof, the foundations and the exterior surfaces of exterior walls and the exterior surfaces of common demising walls of the Building, the Common Areas of the Building and the plumbing, heating, ventilating, air conditioning, elevator, electrical and fire/life safety systems installed or furnished by Landlord to the point of connection into the Premises, utility closets, transformers and electrical panels, doorways and access portals (collectively the "Base Building"), in good order, repair and first class condition, unless such maintenance and repairs are (i) attributable to items installed in Tenant's Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within Tenant's Premises) or (ii) caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees or (iii) Tenant's responsibility pursuant to the terms of this Lease, in any which case Tenant will pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Tenant shall promptly notify Landlord of the necessity of any repairs which Tenant is aware of and which Landlord is responsible for under the provisions of this Lease. Except as otherwise expressly set forth herein, Tenant will not be entitled to any abatement of rent and Landlord will not have any liability by reason of any injury to or interference with Tenant's business arising from the making, or failure to make, any repairs, alterations or improvements in or to any portion of the Building, the Facility or the Premises or in or to fixtures, appurtenances and equipment therein other than any injury or interference arising solely and directly from Landlord's negligence or wilful misconduct. Tenant waives the right to make repairs at Landlord's expense under any Applicable Laws (including, without limitation, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).

        7.02    Tenant's Obligations.    Except for Landlord's repair obligations described in Section 7.01 above and Landlord's maintenance obligations described in Section 11.01, Tenant agrees to keep, maintain and preserve all portions of the Premises in first class condition and repair and, when and if needed, at Tenant's sole cost and expense, to make all necessary and reasonable repairs to the Premises and every part thereof. Any such maintenance and repairs will be performed by contractor(s) and subcontractor(s) selected by Tenant and reasonably acceptable to Landlord or contractors as Tenant may choose from an approved list to be submitted by Landlord. Tenant agrees to pay all costs and expenses incurred in such maintenance and repair within thirty (30) days after billing by Landlord or such contractor or contractors. Tenant agrees to cause any mechanics' liens or other liens arising as a result of work performed by Tenant or at Tenant's direction to be eliminated as provided in Article VIII below. Except as expressly provided in Section 7.01 above, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

        7.03    Tenant's Failure to Repair.    If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder, Landlord, at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord's costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten (10) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant.

ARTICLE VIII—LIENS

        Except for any liens resulting from Landlord's failure to make required payments subject to and in accordance with the express terms of the Tenant Improvement Agreement attached to this Lease as Exhibit E and made a part hereof, after satisfaction by Tenant of all conditions precedent and other requirements set forth therein and in Article VI of this Lease (collectively, "Landlord Liens"), Tenant agrees not to permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Facility, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, Alterations, improvements or other work contracted for or undertaken by or on behalf of Tenant or materials or supplies furnished to or obligations incurred by or on behalf of Tenant, or by reason of any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all claims for any such liens. At Landlord's request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Project, the Facility, the Building or the Premises. If Tenant fails to cause any such liens to be so released or bonded within thirty (30) days after filing thereof, such failure will be deemed an Event of Default under Article XIX without the benefit of any additional notice or cure period, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord as additional rent within thirty (30) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

ARTICLE IX—ASSIGNMENT AND SUBLETTING

        9.01    Right to Assign, Sublease and Encumber.    Landlord and Tenant recognize and specifically agree that this Article IX is an economic provision, like Rent, and that Landlord's right to recapture, and to receive any excess consideration, has been granted by Tenant to Landlord in consideration for other economic concessions granted by Landlord to Tenant in this Lease. Except as expressly set forth in this Article IX, Tenant may not assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises (any such assignment, encumbrance, sublease, or the like shall sometimes be referred to herein as a "Transfer"), without first obtaining Landlord's prior written consent, which consent Landlord will not unreasonably withhold or delay; provided, however, that a merger, sale of business, acquisition or similar transaction involving Tenant will not constitute a Transfer for purposes of this Article IX. Any Transfer without Landlord's prior written prior consent shall be voidable, at Landlord's election, and shall constitute an Event of Default under Article XIX. No consent to any Transfer shall constitute a further waiver of the provisions of this Section.

        9.02    Proposed Transfer Notice.    If Tenant desires to effect a Transfer covering more than one (1) floor of the Premises or for a term of thirty (30) months or more (each, a "Recapture Transfer"), then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective, Tenant shall give Landlord a notice identifying the space to be assigned, encumbered, subleased or otherwise transferred (the "Transfer Premises") and the rentable square footage of the Transfer Premises (the "Proposed Transfer Notice"). Delivery to Landlord of a Proposed Transfer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option, recapture the Transfer Premises for the balance of the Term hereof. Said option may be exercised by Landlord by notice given to Tenant at any time within thirty (30) days after Landlord's receipt of the Proposed Transfer Notice (the "Recapture Period"); and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person or entity. If Landlord fails to exercise its option to recapture as aforesaid within such thirty (30) day period, then for the nine (9) month period commencing on the date of Landlord's receipt of the Proposed Transfer Notice, Landlord shall have no right to recapture the Transfer Premises in connection with a proposed Transfer involving only the Transfer Premises. However, if Tenant shall desire to Transfer part of the Transfer Premises or if Tenant shall desire to Transfer the Transfer Premises together with another portion of the Premises, then Landlord shall again have the recapture option described in this Section, exercisable by notice to Tenant given within thirty (30) days after a new Proposed Transfer Notice has been delivered to Landlord pursuant to the provisions hereof.

        9.03    Notice of Transfer; Landlord's Options.    If Tenant desires to effect a Transfer which is not a Recapture Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give Landlord a notice ("a"Transfer Notice") stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to herein as "Transferee") and its proposed use of the Premises, reasonable information (including references) concerning the character, ownership and financial condition of the proposed Transferee (including, without limitation, its most recent financial reports), the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require and such additional information related to the proposed Transfer or Transferee as Landlord may reasonably request. Within thirty (30) days of Landlord's receipt of any Transfer Notice and any additional information requested by Landlord, Landlord will elect to either:

          (a)  consent to the proposed Transfer; or

          (b)  refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Section 9.04 below.

        9.04    Reasonable Disapproval.    Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Section 9.03(b) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) the proposed Transferee is a Governmental Entity, if the proposed Transferee is entitled, directly or indirectly, to diplomatic or sovereign immunity or shall not be subject to the service of process in, and the jurisdiction of, the courts of the State of California; (ii) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (iii) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Article V hereof, or (B) violates any exclusive use granted by Landlord to another tenant in the Project or the Facility, it being understood that within ten (10) business days of receipt of Tenant's Transfer Notice, together with Tenant's specific written request for a written list of uses which would violate exclusives granted by Landlord to other tenants in the Project or the Facility, Landlord shall provide Tenant with a written list of such uses; (iv)  the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease (or has not furnished Landlord with reasonable proof thereof); (v) the proposed Transferee is engaged in a business or activity, or the Premises or the relevant part thereof, will be used in a manner, which is not in keeping with the then standards of the Building or the Facility; (vi) there shall be more than five (5) subtenants of the Premises excluding Occupants (as hereinafter defined); or (vii) the form of the proposed sublease or instrument of assignment (A) shall not be in form reasonably satisfactory to Landlord, or (B) shall not comply with the applicable provisions of this Article IX.

        9.05    Additional Conditions.    A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder; it being understood, however, that in the case of a sublease, the Transferee shall not be obligated to pay the amount of the Basic Rent set forth in the Basic Lease Information and instead shall be obligated to pay the amount of rent to be paid during the sublease term. As a condition for granting its consent to any assignment or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to

Tenant by said assignee or sublessee; it being understood and agreed, however, if in any month during the Term, Landlord shall receive payment from both Tenant and Tenant's assignee or sublessee, as the case may be, then (i) if Landlord shall receive more than one hundred percent (100%) of the Rent Landlord is entitled to hereunder, Landlord shall refund any excess to Tenant or (ii) if Landlord shall bill and receive from such assignee or subtenant, as the case may be, less than one hundred percent (100%) of the Rent Landlord is entitled to hereunder, Tenant shall not be obligated to pay any amounts paid by such assignee or subtenant. As a condition to Landlord's consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of a default by the sublessee or termination of this Lease for any reason, including, without limitation, a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any counterclaim, defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

        9.06    Excess Rent.    If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

          (a)  in the case of an assignment (other than an assignment pursuant to Section 9.12 hereof), an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee on account of the assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the fair market value thereof after recoupment of all expenses reasonably and actually incurred by Tenant in connection with such assignment, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall require); and

          (b)  in the case of a sublease (other than a sublease pursuant to Section 9.12 hereof), fifty percent (50%) of any rents, additional charges or other consideration payable under the sublease on a per square foot basis to Tenant by the subtenant which is in excess of the Basic Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the fair market value thereof), after recoupment of all expenses reasonably and actually incurred by Tenant in connection with such sublease, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall require).

        The sums payable under this Section 9.06 shall be paid to Landlord after Tenant has recouped any sublease/assignment expenses actually incurred by Tenant in connection with the transaction in question.

        9.07    Effect of Recapture.    If Landlord exercises its option to recapture the Transfer Premises, then the Transfer Premises shall be deemed surrendered on the day following the expiration of the Recapture Period, and the Basic Rent and additional rent due hereunder shall be paid and apportioned to such date. If the Transfer Premises constitutes only a portion of the Premises, Landlord, at Tenant's expense, may make such alterations as Landlord reasonably deems necessary to physically separate the Transfer Premises from the balance of the Premises and to comply with all applicable laws and insurance requirements relating to such separation. Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days following demand. If Landlord exercises its recapture option pursuant to this Article, Tenant shall be released from its obligations arising under this Lease (or its obligations that relate to the portion of the Premises being recaptured (i.e., the Transfer Premises), as applicable) from and after the effective date of such recapture, except for any obligation or liability accrued or incurred under this Lease prior thereto which expressly survives the expiration or earlier termination of this Lease. Tenant understands and acknowledges that the option, as provided in this Article IX, to terminate this Lease or recapture the Transfer Premises, as applicable, is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth.

        9.08    No Release.    No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee if Tenant is in default hereunder. However, the acceptance of Rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining Tenant's consent thereto and any such actions of Landlord will not relieve Tenant of liability under this Lease; provided, however, Landlord shall notify Tenant of any such assignment, subletting, amendment or modification and Landlord shall not diminish Tenant's rights hereunder (other than to a de minimis extent) or reduce Tenant's income without Tenant's consent. If Landlord shall decline to give its consent to any proposed Transfer, or if Landlord shall exercise any of its options under Section 9.03, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed Transfer, but the foregoing shall not constitute a waiver of any of Tenant's express rights under this Lease.

        9.09    Administrative and Attorneys' Fees.    If Tenant effects a Transfer (other than pursuant to the express terms of Sections 9.12 and 9.13) or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then within ten (10) days following Landlord's written demand therefor, Tenant agrees to pay Landlord a non-refundable administrative fee of One Thousand Five Hundred Dollars ($1,500.00) which fee includes all fees for Landlord's legal services.

        9.10    Effectiveness Conditioned Upon Assumption.    Any Transfer shall be made only if, and shall not be effective until, the Transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the Transferee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the Transferee shall agree that the provisions in Section 9.01 shall, notwithstanding such Transfer, continue to be binding upon it in respect of all future Transfers. The original named Tenant covenants that, notwithstanding any Transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

        9.11    Liability of Tenant.    The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

        9.12    Related Corporation.    Tenant may, without Landlord's consent, permit any Related Corporation to sublet all or part of the Premises or take an assignment of this Lease for any of the purposes permitted to Tenant, provided and upon the condition that Tenant has given Landlord not less than thirty (30) days prior written notice thereof and Tenant shall utilize a form of sublease or assignment, as the case may be, reasonably acceptable to Landlord and meeting the requirements of this Lease, including, without limitation this Article IX. Notwithstanding the foregoing, Tenant may sublease or assign all or any portion of the Premises to Aames Funding Corporation, Aames Home Loan and/or Aames Capital Corporation without having to comply with the provisions of this Section 9.12. Such subletting shall not relieve, release, impair or discharge any of Tenant's obligations under this Lease. Furthermore, such sublease or assignment, as the case may be, shall be subject to Tenant furnishing Landlord, prior to the commencement of the term thereof, with (i) adequate proof that such Related Corporation has been duly organized or formed, as the case may be, and is in good standing in the jurisdiction of its incorporation or formation, as the case may be, and (ii) resolutions of its Board of Directors certified by the appropriate corporate officer or partnership consents, as applicable, authorizing such sublease or assignment, as the case may be.

        9.13    Desk Space Occupancy.    Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without Landlord's consent, to enter into occupancy agreements with attorneys, accountants, loan agents and other professionals (each, an "Occupant") with respect to individual offices within the Premises for not more than ten percent (10%) of the rentable area of the Premises in the aggregate, provided that this Lease shall not have been assigned (other than an assignment to an entity controlled or under common control with Tenant) and that the portion of the Premises occupied by the Occupant shall not be physically separate from the portion of the Premises occupied by Tenant, and no walls, barriers, public corridors or other indication of separate space shall be constructed or placed in the Premises.

ARTICLE X—INSURANCE AND INDEMNIFICATION

        10.01    Limitation on Landlord's Liability.    Subject to the terms of Section 10.03 below, neither Landlord nor Landlord's agents or employees shall be liable to Tenant and Tenant hereby waives all claims against Landlord, its agents and employees for any injury or damage to any person or property in, upon or about the Premises, the Building or the Facility, by or from any cause whatsoever (other than due to negligence or willful misconduct of the Landlord, or its agents or employees) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, the Building or the Facility, or caused by gas, fire, steam, oil or electricity in, upon or about the Premises or Facility. Subject to the terms of Section 10.03 below, Landlord and Landlord's agents and employees shall not be liable for any damage to any of Tenant's personal property entrusted to Landlord, and its employees, nor for loss of or damage to any of Tenant's personal property by theft or otherwise except when caused by Landlord's gross negligence or willful misconduct. Except as may be expressly set forth herein, Landlord and Landlord's agents and employees shall not be liable for any latent or patent defect in the Premises or the Facility or for any consequential damages arising out of any loss of use of the Premises. Tenant shall give prompt written notice to Landlord in case of damage caused by fire or accident on the Premises. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of Landlord Indemnified Parties (as hereinafter defined). The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and Tenant shall not look to any other property or assets in seeking either to enforce Landlord's obligations under this Lease to satisfy a judgment for Landlord's failure to perform such obligations. Notwithstanding the foregoing, Tenant shall have recourse against Landlord to the extent of (i) the net proceeds actually realized by Landlord in connection with the sale of the Building, (ii) any net insurance proceeds actually received by Landlord for fire or other casualty at the Building and (iii) any net condemnation proceeds actually received by Landlord in connection with a taking or appropriation of the Building under the power of eminent domain.

        10.02    Indemnification of Landlord.    Tenant hereby agrees to indemnify, protect, defend and hold Landlord and its partners, shareholders, officers, directors, employees, agents and representatives ("Landlord Indemnified Parties") harmless from and against any and all claims, damages, costs, losses or liability (i) for any death, injury or damage to any person or property whatsoever (A) occurring in, on or about the Premises or any portion thereof, or (B) occurring in, on or about the Premises, the Facility or the Project or any portion thereof, when such injury or damage shall be caused in part or in whole by the act, neglect, fault or omission of any duty with respect to the same by Tenant, its agents, servants, employees, guests, licensees or invitees excluding therefrom any injury or damage to the extent caused by or resulting from the negligence or willful misconduct of Landlord, and (ii) of whatever nature against Landlord arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors including any claims arising from any act, omission or negligence of Landlord and Tenant to the extent not caused by the negligence or willful misconduct of Landlord. Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and all Landlord Indemnified Parties from and against any and all claims, damages, costs, liability or losses by or on behalf of any person, firm or corporation arising from the conduct or management of any work, alteration, addition, improvement or thing whatsoever done by or on behalf of Tenant in or about the Premises or arising from transactions of Tenant concerning the Premises and hereby agrees to indemnify, protect, defend and hold Landlord and all Landlord Indemnified Parties harmless from and against any and all liens or claims arising from any breach or default on the part of Tenant beyond the expiration of any applicable grace or cure period in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or arising from any act or negligence of its agents, contractors, subcontractors, material men, servants, employees or licensees, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any claims or liability within the limits of the foregoing indemnities, Tenant shall defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. In the event Tenant does not provide such a defense against any and all claims, demands, actions or causes of action, threatened or actual, then Tenant shall in addition to the above, pay to Landlord the reasonable attorneys' fees, legal expenses and costs incurred by Landlord in providing or preparing such defense, and Tenant agrees to cooperate with Landlord in such defense, including, without limitation, the providing of affidavits and testimony upon request of Landlord. Landlord agrees to cooperate with Tenant in such defense in the event that Tenant and not Landlord undertakes such defense.

        10.03    Landlord's Indemnity.    Notwithstanding anything to the contrary contained in Sections 10.01 or 10.02 above, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person or property resulting from Landlord's negligence or willful misconduct or that of Landlord's agents or employees in connection with Landlord's activities on or about the Premises, the Building or the Facility (including the Common Areas), and, subject to the terms of Section 10.06 below, Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against any liability for injury, loss, accident or damage to any person or property resulting from Landlord's negligence or willful misconduct in connection with Landlord's activities in or about the Building or the Facility. Such exclusion from Tenant's indemnity and such agreement by Landlord to so indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of gross negligence or willful misconduct of Landlord or those of its agents or employees. In case any action or proceeding is brought against Tenant by reason of any claims or liability within the limits of the foregoing indemnity, Landlord shall defend such action or proceeding at Landlord's sole expense by counsel selected by Tenant and satisfactory to Landlord.

        10.04    Survival of Indemnities.    The provisions of Sections 10.01, 10.02 and 10.03 together with any other indemnification provisions in this Lease shall survive the expiration or termination of this Lease with respect to any claims, expenses or liability occurring prior to such expiration or termination. Tenant's covenants, agreements and indemnification obligations in Sections 10.01 and 10.02 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

        10.05    Tenant's Insurance.    Tenant shall purchase, at its own expense, and keep in force during the Term, the following insurance:

          (a)  "All Risks" property insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, sprinkler leakage (including earthquake sprinkler leakage). This insurance policy must be upon all property owned by Tenant, for which Tenant is legally liable, or which is installed by or on behalf of Tenant and which is located in the Building including, without limitation, any tenant improvements made in or to the Premises including, without limitation, the initial Tenant Improvements to be installed pursuant to the Tenant Improvement Agreement attached hereto as Exhibit E and made a part thereof and any Alterations, and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof.

          (b)  Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premises and Operations; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease); products and completed operations; liquor liability (if Tenant serves alcohol on the Premises); and fire and water damage legal liability in an amount sufficient to cover the replacement value of the Premises, including tenant improvements, that are rented under the terms of this Lease. Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage—$3,000,000 each occurrence, provided that if liability coverage is provided by a Commercial General Liability policy the general aggregate limit shall apply separately and in total to this location only (per location general aggregate), and provided further, such minimum limits of liability may be adjusted from year to year to reflect commercially reasonable insurance coverages for tenants of first class office complexes comparable to the Facility, rounded to the nearest five hundred thousand dollars.

          (c)  Comprehensive Automobile Liability insuring bodily injury and property damage arising from all of Tenant's owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.

          (d)  Worker's Compensation as required by the laws of the State of California with the following minimum limits of liability: Coverage A—statutory benefits; Coverage B—$1,000,000 per accident and disease.

          (e)  Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant's interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate. Tenant's insurance policies shall in all events: (i) name Landlord, Landlord's property manager and any party holding an interest in this Lease or to which this Lease may be subordinated, as additional insureds; (ii) provide that said insurance shall not be canceled or altered unless thirty (30) days' prior written notice shall have been given to Landlord and such cancellation or alteration shall not be effective until such notice shall have been given to Landlord; and (iii) be issued by companies licensed to do business in the State of California and have a Best key rating of at least "B+" "VIII" or better. All liability insurance under this Section 10.05 shall be primary and noncontributing with any insurance which may be carried by Landlord. The limits of said insurance shall not, however, limit the liability of Tenant under Sections 10.01 and 10.02. Tenant shall deliver to Landlord original certificates from the issuing insurance companies evidencing that said insurance is in full force and effect and complies with the requirements of this Section 10.05.

        10.06    Waiver of Subrogation.    To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (i) damages for injury to or death of persons, (ii) damage to property, (iii) damage to the Premises or the Facility or any part thereof, (iv) claims arising by reason of the foregoing, but only to the extent that any of the foregoing damage or damages and/or claims referred to above are covered (and only to the extent of such coverage) by insurance actually carried by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this Article X.

        10.07    Right to Self Insure.    Tenant shall have the right to self-insure as to its insurance obligations under this Lease. Tenant shall notify Landlord in writing if Tenant shall elect at any time to so self-insure and if Tenant shall so elect, Tenant shall look to itself for any losses it may sustain with respect to the Premises, the Building or the Facility except as expressly provided in Section 10.03 hereof; it being agreed, however, that if Tenant elects to self-insure any of its insurance obligations hereunder, Tenant shall be treated as if Tenant carried all insurance required to be carried by Tenant hereunder for purposes of any claims including Section 10.06 containing Tenant's waiver of subrogation. Tenant's notice to Landlord shall include the name, address and telephone number of the party to whom Landlord should direct all insurance claims and inquiries.

        10.08    Landlord's Insurance.    Landlord shall at all times during the Term of this Lease cause the core and shell of the Building including the Common Areas thereof and the boiler and similar machinery installed therein to be insured against fire and extended coverage perils (but excluding loss or damage by earthquake unless required by the holder of any mortgage or the beneficiary of any deed of trust covering the Building) with losses payable to Landlord and/or the holder of any such mortgage or the beneficiary of any such deed of trust in an amount not less than full replacement cost value or in such lesser amount as will avoid co-insurance provided, however, if (i) such insurance coverage ceases to be available or (ii) the cost of such insurance increases so that owners of similar properties in the Newport Beach/Irvine (including the John Wayne Airport)/South Coast Plaza area generally cease to carry such insurance, Landlord shall maintain such insurance coverage as is customarily maintained by owners of similar properties in the Newport Beach/Irvine (including the John Wayne Airport)/South Coast Plaza area and Landlord shall carry and maintain such other insurance in such amounts as may from time to time be reasonably and customarily carried by owners of facilities similarly situated in the Newport Beach/Irvine (including the John Wayne Airport)/South Coast Plaza area, due regard being given to the height and type of facility, its construction, age, use and occupancy. It is expressly understood and agreed that Landlord will not be obligated to carry insurance on any trade fixtures, furnishings, equipment or other personal property or effects of Tenant, or insurance against interruption of Tenant's business, any consequential losses or damages which may be suffered by Tenant or any insurance against vandalism to or theft of any property of Tenant, Tenant hereby expressly assuming the risk of any and all such damage or loss and the obligations to insure against all or any such damage or loss as provided in Sections 10.01 and 10.07 above. The cost of all insurance maintained by Landlord pursuant to this Section 10.08 shall be included in Operating Expenses.

ARTICLE XI—SERVICES AND UTILITIES

        11.01    Maintenance by Landlord.    Landlord shall cause to be maintained the Facility Common Area, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Facility, the mechanical, plumbing and electrical equipment serving the Premises or the Facility, and the structure itself, in first class condition comparable to the respective condition thereof existing as of the date hereof, subject to reasonable wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, Landlord shall cause to be repaired, at Tenant's expense, any damage occasioned by the act of Tenant.

        11.02    Delivery of Services and Utilities.    Subject to other provisions in this Lease, Landlord shall cause to be furnished to the Premises during the periods from 7:00 A.M. to 6:00 P.M., Monday through Friday and 8:00 A.M. to 1:00 P.M., Saturday (but exclusive, in any event, of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas) (collectively, "Normal Business Hours"), heat and air conditioning required, in Landlord's judgment, for the comfortable use and occupation for the Permitted Use of the Premises. Landlord shall provide water suitable for the Permitted Use of the Premises and up to five (5) watts of electricity (demand load) per usable square foot of space deemed to be in the Premises on a twenty-four (24) hour per day, seven (7) days per week basis. Additional or after-hours heating or air conditioning shall be available to Tenant subject to and in accordance with the terms of Section 11.05. Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper function and protection of heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord within ten (10) days after written notice by Landlord. Landlord shall provide janitorial services sufficient to keep the Premises in a clean condition, provided that Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day. The cleaning specifications in effect as of the date hereof are attached hereto as Exhibit F and made a part of hereof, which cleaning specifications are subject to change from time to time; provided, however, Landlord shall not materially reduce the level of cleaning service delineated on such cleaning specifications. Subject to events beyond Landlord's reasonable control, Landlord shall provide a minimum of two (2) passenger elevators to serve the Premises at all times.

        11.03    Equipment Requiring Excessive Utilities.    Landlord acknowledges that Tenant, without Landlord's consent, shall have the right to install and operate equipment and machinery normal for modern office purposes including, without limitation, calculators, typewriters, word processors, personal computers, copying machines and computer terminals. Landlord's review and approval hereunder shall be principally directed for determining the adequacy of the existing HVAC system to accommodate Tenant's intended uses. Tenant shall not, without the prior written consent of Landlord, use (except as provided in the first sentence of this Section 11.03) any apparatus or device in the Premises using excess lighting or using current in excess of that which is determined by Landlord as reasonable and normal for the Permitted Use or which will in any way increase the amount of electricity or water usually furnished or supplied for the Permitted Use of the Premises. If Tenant shall require electrical energy in any portion of the Premises, such as Tenant's computer rooms, in excess of five (5) watts per usable square foot and such electrical energy is available as determined by Landlord, Landlord (shall install, at Tenant's expense, meter(s) to measure Tenant' consumption of electrical energies in such portions of the Premises in excess of five (5) watts per usable square foot. Tenant shall pay Landlord for all costs incurred in connection with the installation of such submeters upon demand. The cost of electricity utilized by Tenant, in excess of the five (5) watts of electricity per usable square foot of space deemed to be contained in the Premises as provided in Section 11.02, shall be paid for by Tenant to Landlord as additional rent and shall be calculated at the then applicable rate prescribed by the public utility company servicing the Premises for submetered electrical energy plus Landlord's administrative fee (not to exceed five (5%) percent) and all taxes, if any, incurred in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant, the pro rata share applicable to the electrical energy service received by Tenant shall be passed on to and included in the bill of and paid by Tenant. Landlord shall bill Tenant monthly, for the cost of its consumption of electricity in the Premises in excess of five (5) watts per usable square foot and Tenant shall pay such bill within fifteen (15) days following billing receipt therefor.

        11.04    Right to Curtail Services and Utilities.    Landlord in its sole but reasonable discretion may temporarily cease any services or utilities to the Premises or the Facility by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character or any other accidents or breakage or other conditions beyond the reasonable control of Landlord, (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other services or utilities whatsoever serving the Premises or the Facility, necessary to comply with Applicable Law or any governmental energy conservation program, and (iv) the making of any repairs, additions, alterations or improvements to the Facility or the Premises until such repairs, additions, alterations, or improvements have been completed. Except as expressly provided in Section 11.06 hereof, no such reduction or cessation of services or utilities shall constitute an eviction or disturbance of Tenant's use or possession of the Facility, or a breach by Landlord of any of its obligations hereunder, or render Landlord liable for damages, including but not limited to any damages, compensation or claims arising from any reduction or cessation of services or entitle Tenant to any compensation or to any abatement or diminution of Rent or relieve Tenant of any of its obligations under this Lease. Notwithstanding the foregoing, except in an emergency, Landlord shall endeavor to provide Tenant with reasonable advance notice of any planned interruption of services of a material nature and Landlord shall use reasonable efforts to minimize interference with Tenant's business operations during the exercise of these rights and Landlord shall use reasonable diligence to cause such services to be restored where it is within Landlord's reasonable control to do so.

        11.05    After Hours and Additional Services.    The Rent does not include any charge to Tenant for the furnishing of any additional service of heat, cooled air or mechanical ventilation or elevator service (beyond the elevator service described in Section 11.02 above) to the Premises during periods other than during Normal Business Hours (hereinafter referred to as "Overtime Periods"). Accordingly, if Landlord shall furnish any (i) passenger elevator facilities (beyond the elevator service described in Section 11.02 above) to Tenant during Overtime Periods or freight elevator facilities or (ii) heat, cooled air or ventilation to the Premises during Overtime Periods, then Tenant shall pay Landlord additional rent for such facilities or services at the standard rates then fixed by Landlord for the Facility or, if no such rates are then fixed, at reasonable rates. Landlord represents that its current rate for heat, cooled air and ventilation to the Premises during Overtime Periods is $75.00 per hour, which rate is subject to reasonable change from time to time. Neither the facilities nor the services referred to in this Section 11.05 shall be furnished to Tenant or the Premises if Landlord has not received advance notice from Tenant specifying the particular facilities or services requested by Tenant at least twenty-four (24) hours prior to the date on which the facilities or services are to be furnished (other than if Tenant is requesting the use of HVAC during periods other than during Normal Business Hours, hereinafter referred to as "Extra HVAC Use", in which case Tenant must give Landlord a minimum of two (2) hours advance notice specifying the times of Extra HVAC Use, which notice must be given to Landlord during Normal Business Hours).

        11.06    Failure to Provide Essential Services.    Notwithstanding anything to the contrary contained in this Lease, if Landlord fails to provide essential services which Landlord is obligated to supply to the Premises pursuant to the express terms of this Lease to more than thirty percent (30%) of the Premises, if the failure is a result of any act or omission of Landlord (a "Landlord Act") and if such failure continues for three (3) consecutive business days after notice from Tenant to Landlord of such failure, then for each day that Landlord fails to provide such essential services, the Rent shall be abated in the proportion to the amount of the Premises not receiving essential services (provided and upon the condition that the failure to so provide any essential service is not caused by or in connection with any act or omission of Tenant or any act or omission of any of Tenant's employees, agents, contractors, licensees or invitees). In addition, if Landlord fails to provide essential services which Landlord is obligated to supply to the Premises pursuant to the express terms of this Lease to more than thirty percent (30%) of the Premises for any reason whatsoever other than a Landlord Act and if such failure continues for seven (7) consecutive business days after notice from Tenant to Landlord of such failure, then for each day that Landlord fails to provide such essential services, the Rent shall be abated in the proportion to the amount of the Premises not receiving essential services (provided and upon the condition that the failure to so provide any essential service is not caused by or in connection with any act or omission of Tenant or any act or omission of any of Tenant's employees, agents, contractors, licensees or invitees). Notwithstanding the foregoing, if Landlord is diligently pursuing the repair of any such service and Landlord is providing a substitute service reasonably suitable for Tenant's purposes, (i.e., bringing in portable air-conditioning equipment when the Building air-conditioning system is not functioning), then Tenant shall not be entitled to any abatement of Rent. The above described rental abatement shall constitute Tenant's sole and exclusive remedy with respect to Landlord's failure to provide essential services and Tenant hereby waives all other rights and remedies Tenant may have at law or in equity with respect to the failure to so provide essential services; provided, however, such waiver shall not be deemed to limit Tenant's right to a rental abatement in the event of a fire or other casualty or a taking by condemnation or eminent domain as set forth in Articles XX and XXI hereof.

ARTICLE XII—ESTOPPEL CERTIFICATE

        Within fifteen (15) days following any written request which Landlord or Tenant may make from time to time, the other party shall execute and deliver to Landlord or Tenant, as the case may be, an estoppel certificate substantially in the form attached hereto as Exhibit G and incorporated herein by reference, indicating thereon any exceptions thereto which may exist at that time. Failure by Tenant or Landlord, as the case may be, to execute and deliver such certificate shall constitute an acknowledgment by Tenant or Landlord, as the case may be, that the statements included in Exhibit G are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Article XII may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project, the Facility or any interest therein or any potential lender or purchaser of Tenant. Landlord shall have the right to substitute for the attached Exhibit G a certificate in form reasonably required by Landlord's mortgagee, provider of financing or purchaser of property.

ARTICLE XIII—EXTENSION OF TERM

        13.01    Option to Extend Term.    Provided (i) this Lease shall then be in full force and effect and Tenant shall not then be in default hereunder beyond the expiration of any applicable grace or cure period either at the time of the exercise of such option or upon commencement of the Extension Term, and (ii) Tenant shall accept the Premises for the Extension Term "as is", Tenant shall have the right, at its option, to extend the Term for one consecutive five (5) year period (the "Extension Term"). The Extension Term shall commence on the day after the Term Expiration Date and shall expire on the day immediately preceding the fifth (5th) anniversary of the Term Expiration Date (the "Extension Term Expiration Date") unless such Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Tenant shall give Landlord written notice of Tenant's intention to exercise any such option at least one hundred eighty (180) days but not more than two hundred forty (240) days prior to the scheduled Term Expiration Date, the time of exercise being of the essence and upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term and the Scheduled Term Expiration Date and the Term Expiration Date shall thereupon be deemed to be the last day of the Extension Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during any such Extension Term, including items of additional rent and escalation which shall remain payable on the terms herein set forth, except that the Basic Rent shall be determined in accordance with the terms of Section 13.02 below and after Tenant shall have exercised its right to extend the Term for the Extension Term, Tenant shall have no further right to extend the Term of this Lease pursuant to this Article XIII.

        13.02    Fair Market Rental Value.    The annual Basic Rent payable by Tenant for the Premises during the Extension Term shall be the "Fair Market Rental Value" for the Premises during the Extension Term, determined prior to the exercise of the option to extend the Term in accordance with the terms of Section 13.03 hereof.

        13.03    Appraisal.    The term "Fair Market Rental Value" for the purposes of this Lease shall mean the annual amount per rentable square foot that a willing, comparable, new non-renewal, non-equity, non-expansion tenant (excluding sublease and assignment transactions) will pay for unencumbered space, and a willing comparable landlord of a comparable quality facility located in the Newport Beach/South Coast Plaza, Irvine area would accept, at arm's length (what Landlord is accepting in current transactions for the Facility may be considered), giving appropriate consideration to annual rental rates per rentable square foot (calculated pursuant to BOMAI Standards, as amended pursuant to the terms of Section 2.02 hereof), escalation (including whether or not Tenant is being given a current base year, the type, gross or net, and if gross, whether base year or expense "stop"), and abatement provisions reflecting free rent and/or no rent during the period of construction or any other period during the lease term, the presence or absence of a tenant improvement allowance, brokerage commissions, if any, parking charges, length of the lease term, size and location of premises being leased, and other generally applicable terms and conditions of tenancy for comparable space in comparable facilities in the Newport Beach/South Coast Plaza/Irvine (including the John Wayne Airport) area as evidenced where possible by recently consummated lease transactions in such comparable facilities. Landlord shall determine the Fair Market Rental Value by using its good faith judgment and shall provide written notice of such amount and the corresponding Basic Rent to Tenant within fifteen (15) business days after Tenant provides notice to Landlord electing to extend the Term. Tenant shall have twenty (20) days ("Tenant's Review Period") after receipt of Landlord's notice of the Fair Market Rental Value and the new Basic Rent within which to accept such determination or to object thereto in writing. If Tenant so objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Value, using their good faith efforts. If Landlord and Tenant fail to reach an agreement within thirty (30) days following Tenant's Review Period (the "Outside Agreement Date"), Tenant shall have the right to cancel its exercise of its option to extend the Term of this Lease by written notice delivered to Landlord not later than five (5) business days after the Outside Agreement Dates not exercise its right to cancel its election to extend the Term of this Lease, then the determination of Fair Market Rental Value shall be made by appraisal, in accordance with the following terms of this Section 13.03. Failure of Tenant to object to Landlord's determination in writing within such period shall conclusively be deemed Tenant's approval of the Fair Market Rental Value and corresponding new Basic Rent determined by Landlord. Landlord and Tenant shall each select a reputable, qualified, licensed appraiser having an office in Orange County (i) who shall be a member in good standing of the Member Appraisal Institute or any successor association or body of comparable standing if such institute is not then in existence (the "Institute"), (ii) who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of facilities comparable to the Facility in the Newport Beach/South Coast Plaza/Irvine (including the John Wayne Airport) area and (iii) who shall be familiar with the rentals then being charged in the Facility (respectively, "Landlord's Appraiser" and "Tenant's Appraiser"; any appraiser satisfying the criteria set forth in (i), (ii) and (iii) above shall be deemed to be "Qualified") who shall confer promptly after their selection by Landlord and Tenant and shall use their reasonable efforts to agree upon the Fair Market Rental Value of the Premises for the applicable Extension Term. If Landlord's Appraiser and Tenant's Appraiser cannot reach agreement within thirty (30) days after the date of Tenant's notice of the exercise of its option, then, within fifteen (15) days thereafter, Landlord's Appraiser and Tenant's Appraiser shall together designate a third, reputable, Qualified licensed real estate appraiser having an office in Orange County (the "Independent Appraiser"). Upon the failure of Landlord's Appraiser and Tenant's Appraiser to agree upon the designation of the Independent Appraiser, then either Landlord's Appraiser or Tenant's Appraiser may request such appointment by the Institute or by the presiding judge of the Superior Court of Orange County, California upon ten (10) days notice. Concurrently with such appointment, Landlord's Appraiser and Tenant's Appraiser shall each submit a letter to the Independent Appraiser, with a copy to Landlord and Tenant, setting forth such appraiser's estimate of the Fair Market Rental Value of the Premises for the applicable Extension Term (respectively, "Landlord's Appraiser's Letter" and "Tenant's Appraiser's Letter"). The Independent Appraiser shall conduct such investigations and hearings as he/she may deem appropriate and shall, within thirty (30) days after the date of his/her designation, choose either the Fair Market Rental Value set forth in Landlord's Appraiser's Letter or Tenant's Appraiser's Letter to be the Basic Rent for the Premises for the applicable Extension Term and such determination shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective appraiser. The fees and expenses of the Independent Appraiser shall be shared equally by Landlord and Tenant.

ARTICLE XIV—AUDITORIUM/CONFERENCE ROOMS

        During the Term of this Lease, provided that the corporate auditorium in the Tower (the "Auditorium") and the classrooms (collectively, the "Conference Rooms") are available for use by tenants of the Facility and provided that Tenant shall have an Approved Appointment (as hereinafter defined) for each desired use, Landlord shall make the Auditorium or the Conference Rooms available for Tenant's use up to twice per month during Normal Business Hours for up to eight (8) hours each, without charge to Tenant. Tenant acknowledges that its right to use the Auditorium and the Conference Rooms are noncumulative and that if during any month of the Term, Tenant shall fail to use the Auditorium or the Conference Rooms twice per month as aforesaid, Tenant shall have no right at any time thereafter to use the Auditorium or the Conference Rooms more than twice per month. Tenant shall use the Auditorium and the Conference Rooms in accordance with the reasonable rules and regulations Landlord may adopt, from time to time, with respect thereto. Tenant acknowledges and agrees that Landlord shall have no obligation of any kind to provide any set up, food, cleaning or any other service of any kind to the Auditorium, the Conference Rooms or any other locations within the Facility, as the case may be, in connection with Tenant's use thereof and further acknowledges and agrees that if Tenant does not deliver the Auditorium, the Conference Rooms or any other location within the Facility, as the case may be, to Landlord immediately following an Approved Appointment in the condition same was in prior to the Approved Appointment, then Landlord may charge Tenant the published hourly rate then in effect for such usage as Landlord's customary costs incurred to clean the Auditorium and/or the Conference Rooms.

ARTICLE XV—SURRENDER OF PREMISES; HOLDING OVER

        15.01    Surrender of Premises.    Subject to the provisions of Article VI regarding Alterations, at the end of the Term or other sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, broom clean and in good order and condition, together with all improvements, fixtures or additions thereto by whomsoever made, in the same condition as received, or first installed, damage by fire, earthquake, reasonable wear and tear, act of God or the elements alone excepted. Tenant shall, upon or prior to the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, and shall repair any damage caused by such removal. Property not so removed, upon termination, shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord, but the foregoing shall not be deemed to relieve Tenant of responsibility for the cost of removal of any such property and the repair of any damage caused by such removal.

        15.02    No Merger.    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at Landlord's option, terminate all or any existing subleases or subtenancies or may, at Landlord's option, operate as an assignment to it of any or all such subleases or subtenancies.

        15.03    Holding Over.    If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration of the Term or sooner termination of this Lease for any reason, then, Tenant shall pay to Landlord for each day of such retention (i) from the date of the expiration or earlier termination of this Lease to but not including the sixtieth (60th) day thereafter (the "Two Month Holdover Date"), Basic Rent at a rate which is equal to one hundred fifty percent (150%) of the Basic Rent, and (ii) thereafter, Basic Rent at a rate which is equal to two hundred percent (200%) of the then Basic Rent. Tenant shall also be liable for the Holdover Percentage of Tenant's Share of Operating Expenses and all other items of additional rent and for the performance of all other Lease obligations for any holdover period. Tenant shall indemnify, protect, defend and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay; provided, however, that such indemnification shall not include losses or liability incurred prior to the Two Month Holdover Date. Acceptance of Rent and/or any other consideration by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Article XV shall waive Landlord's right of reentry or any other right. Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any Rent and/or other consideration from Tenant while Tenant is holding over without Landlord's written consent.

ARTICLE XVI—SUBORDINATION AND QUIET ENJOYMENT

        16.01    Subordination.    Provided Landlord obtains from its current lender and any future lender with an interest in the Facility which is superior to Tenant's interest, a non-disturbance agreement on such lender's then customary form for Tenant's benefit, at the election of Landlord or any mortgagee or beneficiary under a deed of trust which covers the Premises, or any lessor under a ground or any underlying lease with respect to the Facility, this Lease shall be subject and subordinate at all times to: (i) all ground leases, master leases or underlying leases and covenants, conditions and restrictions, reciprocal easement agreements, and parking agreements relating to the operation, management and development of the Facility which may now exist or hereafter be executed affecting the Facility, and all amendments, renewals, modifications, consolidations, supplements and extensions thereof, and (ii) the lien of any and all mortgages or deeds of trust which may now exist or hereafter be executed in any amount or amounts for which the Facility, the Premises, ground leases or underlying leases, or any portion thereof or Landlord's interest or estate in any such items, is specified as security and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof and the rights of the parties in all such leases, agreements and instruments (collectively, the "Superior Interests"). Notwithstanding the foregoing, Landlord shall have the unconditional right to subordinate or cause to be subordinated any such Superior Interests which may now exist or hereafter be executed in any amount or amounts for purposes stated hereinabove to this Lease. Landlord represents that as of the date hereof, State Street Bank and Trust Company is the only entity which is a beneficiary under a deed of trust which covers the Premises. If any such Superior Interest shall terminate or be foreclosed upon, for any reason, then, at the election of Landlord's successor in interest, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, subject to and in accordance with the terms and conditions of this Lease and any modifications hereto. The provisions of this Section 16.01 shall be self-operative upon any election by Landlord or any mortgagee or beneficiary and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of Landlord or any such mortgagee or beneficiary, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 16.01, satisfactory to Landlord or any mortgagee or beneficiary, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 16.01 shall be construed to impair any right otherwise exercisable by Landlord or any such mortgagee or beneficiary.

        16.02    Quiet Enjoyment.    Subject to the provisions of Section 16.01, Landlord covenants and agrees that, if and so long as no Event of Default shall occur, Tenant may peaceably and quietly hold and enjoy the Premises for the Term of this Lease, without hindrance from Landlord or persons claiming, by, through or under Landlord. Tenant's right to use the Premises and the Common Area as provided in this Lease shall be subject to all Applicable Laws now in force or which may hereafter be in force and no such Applicable Laws shall in any way affect this Lease, abate Rent, relieve Tenant of any liabilities or obligations under this Lease, or give rise to any claims whatsoever against Landlord.

ARTICLE XVII—RULES AND REGULATIONS

        Tenant shall comply with all of the rules and regulations contained on Exhibit H attached hereto and incorporated herein by reference, as such rules and regulations may be revised from time to time by Landlord. To the extent reasonably practicable, Landlord shall endeavor to provide Tenant with thirty (30) days prior notice of the adoption of new rules and regulations or any changes or additions to existing rules and regulations; provided, however, no new rule or regulation shall materially reduce Tenant's rights or materially increase Tenant's obligations under this Lease. To the extent that there is any inconsistency between the terms of this Lease and the terms of any new Rule or Regulation, the terms of this Lease shall control. The rules and regulations, as same may be revised from time to time, shall not be enforced against Tenant in a discriminatory manner.

ARTICLE XVIII—ENTRY

        Landlord reserves the right to enter the Premises at all reasonable hours upon reasonable prior notice (except in cases of emergency) by means of a master key for any reasonable purpose. In addition, if Tenant fails to exercise the option to extend the Term as set forth in Article XIII hereof, or, if the Term shall have been extended, nine (9) months prior to the end of the Term, as extended, Landlord shall be permitted to enter the Premises for purposes of showing the Premises to prospective tenants. Landlord must provide Tenant with a minimum of two (2) hours notice, which notice must be given to Tenant during Normal Business Hours, prior to showing the Premises. If Tenant shall not be personally present to open and permit entry into the Premises at any time, Landlord may enter by means of a master key without liability to Tenant and without affecting the Lease. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto, through the Premises for the purposes of cooperation, maintenance, alteration and repair. In connection with the exercise of any of the foregoing rights, Landlord shall use its reasonable efforts to exercise such rights in a manner intended to minimize material interference with Tenant's use of the Premises; provided however, Landlord shall not be obligated to use overtime or premium pay labor in connection therewith.

ARTICLE XIX—DEFAULT BY TENANT

        19.01    Events of Default.    The occurrence of any of the following and the expiration of the applicable cure period shall constitute an "Event of Default" on the part of Tenant:

          (a)  Failure to pay any installment of Basic Rent, Operating Expenses or any other item of Rent due and payable hereunder within ten (10) days after Tenant's receipt of written notice from Landlord that said payment has not been received.

          (b)  Failure to perform or breach of any obligations, agreement or covenant under this Lease other than as specified in Subsection (a), where such failure or breach continues for thirty (30) days after Tenant's receipt of written notice of such failure, provided, however, that if the default cannot be cured within thirty (30) days, Tenant shall not be in default of the Lease if Tenant promptly after notice from Landlord commences to cure the default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. Such notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure.

          (c)  Intentionally Deleted.

          (d)  A general assignment by Tenant for the benefit of creditors.

          (e)  The filing of any voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of sixty (60) days. If under Applicable Laws the trustee in bankruptcy or Tenant may affirm this Lease and continue to perform Tenant's obligations hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

          (f)    The employment of a trustee, receiver, liquidator, assignee, custodian, examiner, sequestrator (or similar official) in all cases to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or the Premises, if such receivership remains undissolved for a period of ninety (90) days after creation thereof.

          (g)  The attachment, execution or other judicial seizure or non-judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ninety (90) days after the levy thereof.

          (h)  Tenant's admission in writing of its inability to pay its debts as they become due, Tenant's filing of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, Tenant's filing of an answer admitting or failing timely to contest a material allegation of such a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

        If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant" as used in clauses (d), (e), (f), (g) and (h), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clauses (d), (e), (f), (g) and (h) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Section 19.01.

        19.02    Remedies Upon Default or Termination.

          (a)  Any failure to pay Basic Rent, Operating Expenses and any other monetary obligation to be paid by Tenant under this Lease which is specifically designated as additional rent in this Lease shall be construed as failure to perform the obligation for payment of Rent.

          (b)  In the event of the occurrence of any Event of Default, Landlord shall have the right immediately to terminate this Lease, and at any time thereafter to recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, pursuant to the order of any court of competent jurisdiction entered after notice to Tenant and an opportunity for Tenant to be heard, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, at law or equity by reason of Tenant's default or of such termination.

          (c)  Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 19.02(b) hereof, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due; and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute Landlord's election to terminate Tenant's right to possession.

        19.03    Damages Upon Termination.    Should Landlord terminate this Lease pursuant to the provisions of Section 19.02(b) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under Applicable Laws, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, without limitation, attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovations and repair of the Premises, as well as the unamortized value of free rent, reduced rent, tenant improvement allowance amounts and any other economic concessions provided, paid for or incurred by Landlord. The "worth at the time of award" of the amounts referred to in subsections (i) and (ii) shall be computed with interest at the Interest Rate. The "worth at the time of award" of the amount referred to in subsection (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

        19.04    Operating Expenses.    For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 19.03, for the calendar year of the default and each future calendar year in the Term shall be deemed to be equal to Tenant's Share of Operating Expenses for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of increase of Operating Expenses for the preceding three (3) calendar years.

        19.05    Performance by Landlord.    All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent, except as otherwise expressly set forth herein. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Interest Rate, accruing from the date of such payment by Landlord until the date of repayment by Tenant shall be payable as additional rent to Landlord on demand, if such sums are specifically designated to be payable as additional rent in this Lease, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

        19.06    Remedies Cumulative.    All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law except as otherwise provided herein.

Initial:
Landlord	Tenant

ARTICLE XX—DAMAGE BY FIRE OR OTHER CASUALTY

        20.01    Notice of Loss.    If the Premises shall be damaged by fire or other casualty, the damage to the Base Building shall be repaired by and at the expense of Landlord promptly following notice by Tenant to Landlord of the damage to the Premises and following Landlord's receipt of insurance proceeds and the Rent until such repairs shall be made shall be reduced in the proportion which the area of the part of the Premises which is not usable (and is not used) by Tenant as a result of Landlord's failure to complete repairs bears to the total area of the Premises; provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. Landlord shall have no obligation to repair any damage to, or to replace, any of the Tenant Improvements including, without limitation, the initial Tenant Improvements, installed pursuant to the Tenant Improvement Agreement, any Alterations made by or on behalf of Tenant or any fixtures, furniture, furnishings, equipment or other property or effects of Tenant, all of which shall be repaired by Tenant at its expense; provided however Landlord may (but shall have no obligation to) repair or replace such items as part of the repair or reconstruction of the base building shell improvements, provided Tenant shall deliver to Landlord insurance proceeds and/or funds of Tenant sufficient to pay for the cost of such repair or reconstruction. Within sixty (60) days after notice to Landlord of damage to the Premises or any part thereof by fire or other casualty, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the reasonable time required to repair such damage. If the estimated time period exceeds nine (9) months, or if Landlord is actually unable to restore the Premises within such nine (9) month period for reasons other than Tenant Delays or Force Majeure Delays, Tenant may elect to terminate this Lease by notice to Landlord given not later than fifteen (15) days following the delivery of such estimate to Tenant. If Tenant elects to terminate this Lease, the Term of this Lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Premises and surrender the same to Landlord and Tenant's obligation to pay rent and additional rent under this Lease shall terminate with respect to the portion of the Term occurring after the effective date of such termination.

        20.02    Substantial or Total Damage.    Anything in subsection 20.01 of this Article XX to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord shall decide not to restore the Premises, or if the Building or the Facility shall be so damaged by fire or other casualty that, in Landlord's opinion, either substantial alteration, demolition or reconstruction of the Building or the Facility shall be required (whether or not the Premises shall have been damaged or rendered untenantable) or the Building or the Facility, after its repair, alteration or restoration shall not be economically viable as an office complex, then in any of such events, Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then upon the termination of this Lease under the conditions provided for in the preceding sentence, Tenant's liability for Rent shall cease as of the day following such damage.

        20.03    Intentionally Deleted.

        20.04    Destruction During Final Year.    Notwithstanding anything to the contrary contained in this Lease, if the Premises, the Building or the Facility is wholly, substantially or materially damaged or destroyed within the final twelve (12) months of the Term of this Lease, Landlord may, at its option, by giving Tenant notice within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to terminate this Lease. Tenant shall then have the right (notwithstanding anything to the contrary set forth in Section 13.01), which right shall be exercisable within fifteen (15) days thereafter, to exercise its option to extend the Term of this Lease granted pursuant to the terms of

Section 13.01 hereof (provided and upon the condition that Tenant shall not have previously exercised its right to so extend the Term of this Lease pursuant to the terms of Section 13.01 hereof). If Tenant shall exercise its right to extend the Term as aforesaid, Landlord's option to terminate this Lease shall be null and void and of no further force and effect and Tenant shall have no further right to extend the Term of this Lease pursuant to Section 13.01. In addition, Tenant shall have the option to terminate this Lease if the Premises are wholly damaged, or damaged to the extent that Tenant's use thereof is materially impaired for a period in excess of one (1) month, within the last twelve (12) months of the Term, such option to be exercised by Tenant delivering Landlord written notice thereof within thirty (30) days of such damage.

        20.05    Destruction of Tenant's Personal Property, Tenant's Extra Improvements or Property of Tenant's Employees.    In the event of any damage to or destruction of the Premises, the Building or the Facility, under no circumstance shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of any Tenant Improvements, including, without limitation, any of the Tenant Improvements installed pursuant to the Tenant Improvement Agreement, any Alterations made by or on behalf of Tenant, any fixtures, furniture, furnishings, equipment and other property or effects of Tenant installed or placed in the Premises by or on behalf of Tenant, and Tenant shall repair and restore all such Tenant Improvements, personal property, improvement, Alterations, furniture, fixtures, equipment and effects at Tenant's sole cost and expense. Landlord shall have no responsibility for any contents placed or kept in or on the Premises, the Building or the Facility by Tenant or Tenant's Employees.

        20.06    Exclusive Remedy.    This Article XX shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises, the Facility or the Project, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant's rights under California Civil Code Sections 1932(2) and 1933(4) or any successor statute or laws of a similar nature. No damages, compensation or claims shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or any of Tenant's property.

        20.07    Delays.    Landlord shall not be liable for reasonable delays which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for reasonable delays on account of "labor troubles" or any other cause beyond Landlord's control.

        20.08    Property Damage.    Any Facility employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Facility, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Facility or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Facility or caused by construction of any private, public or quasi-public work other than damage caused directly as a result of Landlord's negligence or wilful misconduct; nor, except as otherwise expressly set forth herein, shall Landlord be liable for any latent defect in the Premises or in the Facility. Anything in this Article XX to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligence or willful misconduct of Landlord. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled. Tenant shall reimburse and compensate Landlord as additional rent within five (5) days after rendition of a statement for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises, the Building or the Facility.

ARTICLE XXI—EMINENT DOMAIN

        21.01    Total or Substantial Taking.    If more than twenty-five percent (25%) of the Premises are taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party shall have the right to terminate this Lease at its option, and if a material portion of the 3351 Building, the 3347 Building or the Facility shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof, Landlord may terminate this Lease at its option, provided Landlord also terminates the Leases of other tenants of the Building which are leasing comparably sized space for comparable lease terms; provided, however, that notwithstanding any other provision to the contrary, such termination shall be effective only to terminate Tenant's rights of possession and Tenant's obligations to pay Rent. This Lease shall remain in effect in the event that and to the extent that the effectiveness of the Lease is necessary under Applicable Laws to allow the parties to obtain or receive any award of compensation in connection with the exercise of such power of eminent domain. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain except as otherwise provided herein, and Tenant shall have no claim against Landlord for any part of the sums paid by virtue of such proceedings; provided, however, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property taken, if any, for Tenant's relocation expenses, and for any loss of goodwill or other compensable damage to Tenant's business and if and only if such award shall not reduce Landlord's award, Tenant will also have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the value of Tenant's leasehold interest.

        21.02    Partial Taking.    If less than all of the Premises is taken and neither party shall have elected to terminate this Lease pursuant to its right to do so under Section 21.01, and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease, at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, except to the extent that Landlord has been compensated for such damage. Thereafter, the Rent for the remainder of the Term shall be proportionately reduced in the proportion which the area of the part of the Premises which is taken, appropriated or conveyed bears to the total area of the Premises.

        21.03    Temporary Taking.    Notwithstanding anything to the contrary contained in this Article XXI, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under the power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term.

ARTICLE XXII—SALE BY LANDLORD

        The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Facility or this Lease, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all future covenants and obligations of Landlord hereunder, provided that, the purchaser, grantee, assignee or other transferee has assumed and agreed to carry out all covenants of Landlord hereunder by written agreement or by law. Neither the shareholders, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, directors or officers of such partners), if Landlord is a partnership (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

ARTICLE XXIII—WAIVER

        If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition contained herein. Landlord's acceptance of any item of Rent shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive Landlord's right to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

ARTICLE XXIV—NOTICES

        All notices, demands and requests which may be required to be given by either party to the other hereunder shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Landlord or Tenant may from time to time designate in a notice to the other party hereto additional or different addressees and addresses for purposes of delivery of notices. Notices, demands and requests sent as herein provided shall be deemed given when the same are received or refused. Notices to Tenant shall be sent to the attention of:

  Aames Financial Corporation
  350 South Grand Avenue, Suite 43rd Floor
  Los Angeles, California 90071
  Attn: Senior Vice President, Administration

  with a copy to:

  Aames Financial Corporation
  350 South Grand Avenue, Suite 43rd Floor
  Los Angeles, California 90071
  Attn: General Counsel

  and:

  Cushman & Wakefield of California, Inc.
  601 South Figueroa Street, 47th Floor
  Los Angeles, California 90017
  Attn: Tom McDonald

  Notices to Landlord shall be sent to the attention of:

  Jamboree LLC
  c/o Winthrop Management
  3333 Michelson Drive, Suite 210
  Irvine, California 92612
  Attention: Ms. Janine R. Padia

ARTICLE XXV—OPERATING EXPENSES

        In addition to Basic Rent provided to be paid hereunder, Tenant shall pay as additional rent, Tenant's Share of Operating Expenses in the manner set forth below.

        25.01    General.    During and for each calendar year of the Term (or portion thereof) occurring on or after the calendar year 2003, Tenant shall pay the difference between (i) the actual amount of Tenant's Share of Operating Expenses for the subject calendar year, and (ii) the actual amount of Tenant's Share of Operating Expenses for the Base Year, in monthly installments along with its installment payments of Basic Rent. The difference between (i) and (ii) in the preceding sentence shall be referred to in this Lease as "Tenant's Operating Expenses."

        25.02    Payment Of Operating Expenses.    Prior to the Term Commencement Date, and during December of each calendar year thereafter during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the estimated Operating Expenses for the ensuing calendar year and the calculated estimated Tenant's Operating Expenses for the ensuing year ("Tenant's Estimated Operating Expenses") (failure to deliver such notice shall not excuse Tenant's obligation to pay Tenant's Operating Expenses). Tenant shall thereafter pay equal monthly installments of Tenant's Estimated Operating Expenses for the calendar year to which the estimate applies on the first day of each calendar month during such calendar year, in advance, and continuing thereafter on the first day of each subsequent month of such calendar year. All such payments shall be construed to be payments of Rent for all purposes hereof. If Tenant's Share changes at any time then, Tenant's monthly payments of Operating Expenses under this Section 25.02 shall be modified commencing on the date of such change to reflect Tenant's Share as modified. If at any time during the course of the calendar year, Landlord reasonably determines and documents to Tenant that Tenant's Operating Expenses will vary from Tenant's Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise Tenant's Estimated Operating Expenses for the balance of such calendar year and Tenant shall thereafter pay Tenant's Estimated Operating Expenses as so revised for the balance of the then current calendar year on the first day of each subsequent month of such calendar year.

        25.03    Computation Of Operating Expenses Adjustment.    Within one hundred twenty (120) days (but in no event more than one hundred eighty (180) days) after the end of each calendar year, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for the year just ended in reasonable detail. If such statement shows that Tenant's Operating Expenses amounted to less than Tenant's Share of actual Operating Expenses for the calendar year just ended, then Tenant shall pay the difference within thirty (30) days after receipt of such statement, such payment to constitute additional rent hereunder. If such statement shows that Tenant's Operating Expenses amounted to more than Tenant's Share of actual Operating Expenses for the calendar year just ended, then (provided that no

Event of Default has occurred and remains uncured) Tenant shall receive a credit for the amount of such payment against Tenant's obligation for payment of Rent next becoming due hereunder. If in connection with an audit performed by another tenant of the Facility, such tenant's share of Operating Expenses is adjusted because costs and expenses that were not properly includable as Operating Expenses were included in such tenant's Operating Expenses and if such items are not properly chargeable to Tenant's Proportionate Share of Operating Expenses (i.e., because of a different definition of Operating Expenses contained in this Lease), then Landlord shall recalculate Tenant's Share of Operating Expenses for the period of time in question and Landlord shall allow Tenant a credit against the Rent for such cost and expenses paid by Tenant which were not properly includable in Tenant's Share Operating Expenses. If this Lease has been terminated or the Term hereof has expired before the date of such statement, then any adjustment to Tenant's Operating Expenses shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Landlord shall utilize and cause to be utilized, accounting records and procedures for each Lease Year conforming to generally accepted accounting principles consistently applied with respect to all of the Operating Expenses for such Lease Year. Any statement of Landlord sent to Tenant under this Article XXV shall be conclusively binding upon Tenant unless, within one hundred twenty (120) days after such statement is sent, Tenant shall (i) pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute the same, and (ii) send a written notice to Landlord objecting to such statement and specifying the respects in which such statement is claimed to be incorrect and (iii) request an audit. Notwithstanding anything to the contrary contained in this Article XXV, Tenant acknowledges and agrees that Tenant shall have no right to contest or dispute any category or type of expense comprising Operating Expenses (as opposed to the calculation of any such expense) if such category or type of expense, as the case may be, has been included both in the Base Expense Year and the Lease Year in question.

        25.04    Audit Rights.    Tenant may cause an audit of Landlord's books and records to be performed in order to verify the accuracy of Tenant's Operating Expenses provided and on the condition that: (i) Tenant acknowledges the unavailability of Landlord's books and records because of the confidential nature thereof and agrees that any such audit shall be performed by, and the decision of any issues raised in such audit shall be determined by, a reputable independent firm of certified public accountants selected by Tenant and reasonably acceptable to Landlord (the "CPA") and the decision of the CPA shall be conclusively binding upon the parties; it being agreed that such review may not be performed by any person or entity if the compensation of such person or entity is determined or paid, in whole or in part, on a contingency, percentage, bonus or similar basis; (ii) such audit shall be conducted only during regular business hours at the office where Landlord maintains Operating Expense records and only after Tenant shall have given Landlord at least fifteen (15) days notice; (iii) Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant; it being understood and agreed that (A) Tenant shall use all commercially reasonable good faith efforts to conduct any such audit jointly with other tenants of the Facility conducting an audit with respect to the same time period Tenant intends to audit; and (B) Tenant shall have no right to unreasonably object to the selection of any CPA firm selected by another tenant to conduct such joint audit; (iv) Tenant may not so audit Landlord's books and records if Tenant shall then be, or shall have been in the prior twelve (12) month period, in default of any of the terms, covenants or conditions of this Lease beyond the expiration of any applicable grace or cure period; (v) only the Tenant named herein shall have the right to cause Landlord's books and records to be audited as aforesaid; it being understood and agreed that no subtenant or assignee of Tenant or any other person or entity shall have any right t fees and expenses of such review and involved in any such decision shall be borne by Landlord if the Operating Expenses were overstated, and the amount paid by Tenant pursuant to Landlord's statement exceeded the amount actually payable as determined by the CPA, by more than five percent (5%), otherwise Tenant shall pay all such fees and expenses of such audit and decision as additional rent upon demand; (vii) Tenant shall agree that it shall not divulge or disseminate, or permit to be divulged or disseminated, and Tenant shall cause the CPA to agree that it shall not divulge or disseminate, and shall not permit to be divulged or disseminated, any information learned or observed from auditing Landlord's books and records to any other third party whatsoever; and (viii) Tenant may cause an audit to be performed no more than one (1) time in any Lease Year. In connection with any such audit, Landlord shall endeavor to make such personnel available to Tenant as is reasonably necessary for the CPA and its employees to conduct the audit and the CPA and its employees shall be entitled to make photostatic copies of such records, provided that Tenant shall bear the expense of such copying.

        25.05    Minimum Rent.    Anything in this Article XXV to the contrary notwithstanding, under no circumstances shall the Rent payable under this Lease be less than the Rent set forth on the Basic Lease Information page.

ARTICLE XXVI—TAXES PAYABLE BY TENANT

        26.01    Personalty.    Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Landlord during the Term, whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; or (ii) the value of any above building standard alterations, or additions made in or to the Premises excluding the initial Tenant Improvements, regardless of whether title to such improvements, alterations or additions shall be in the name of Tenant or Landlord.

        26.02    Taxes as Rent.    If it shall not be lawful for Tenant so to reimburse Landlord, the Rent shall be revised to net Landlord the same net Rent after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax, unless such additional rent payment is unlawful.

        26.03    Other Property Taxes.    Landlord shall have the right, at its option, to increase the monthly Rent payable to Landlord by Tenant under this Lease to provide to Landlord the same effective monthly Rent after imposition of any Property Taxes or fee upon Landlord as Landlord would have received had such Property Taxes or fee not been imposed.

ARTICLE XXVII—LANDLORD'S DEFAULT

        27.01    Notice.    Landlord shall not be deemed to be in default in the performance of any obligation required of it under this Lease unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord and Landlord specifying when and how Landlord has failed to perform such obligation; provided, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure the default within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

        27.02    Landlord's Default.    If Landlord refuses or neglects to repair or maintain any portion of the Premises or the Building which Landlord is obligated to repair or maintain pursuant to the express terms of this Lease within a reasonable period of time given the nature of the need for the repair or maintenance under the circumstances, but in any event within forty-five (45) days after receipt of written notice from Tenant (unless the repair or maintenance reasonably requires more than forty-five (45) days to complete, in which event Landlord shall not be in default unless Landlord shall fail to commence such repair or maintenance within such forty-five (45) day period or Landlord shall fail to diligently prosecute such cure to completion), and if the required repair or maintenance prevents Tenant's access to the Premises or materially and adversely interferes with Tenant's use of the Premises for ten (10) consecutive days, or threatens imminent risk of harm or damage to persons or property, Tenant shall be permitted to perform such repair or maintenance obligations on Landlord's behalf, provided Tenant shall first deliver to Landlord an additional ten (10) day prior notice indicating that Tenant will be performing such obligations (including the nature and extent of Tenant's intended performance and the estimated cost thereof) and provided Landlord shall fail to either (i) commence to perform its obligation(s) within such additional ten (10) day period or (ii) deliver to Tenant a notice that Landlord reasonably disputes the need for or the extent of the repair or maintenance demanded by Tenant (a "Landlord Objection Notice") and provided further (a) Tenant shall use only a duly licensed and bonded contractor from a list furnished by Landlord within two (2) business days following Tenant's request therefor (unless Landlord shall fail to furnish such list of approved contractors, in which event Tenant shall use only a duly licensed and bonded contractor reasonably selected by Tenant) and (b) all requisite permits shall be obtained for the desired work. Any work performed by or on behalf of Tenant shall be performed in accordance with the provisions of this Lease governing Alterations by Tenant except for the requirement that Tenant obtain Landlord's consent. If Landlord does not deliver a Landlord Objection Notice, Landlord agrees to reimburse Tenant for all reasonable and actual out-of-pocket costs incurred by Tenant in performing such obligations on behalf of Landlord. If Landlord delivers to Tenant a Landlord's Objection Notice, and the parties are not able despite their good faith efforts to resolve such dispute within thirty (30) days after delivery of Landlord's Objection Notice, the dispute shall be submitted for summary dispute resolution in accordance with the terms of Section 34.22 below. If Tenant shall prevail in any such arbitration, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket costs actually incurred in performing Landlord's obligations as provided herein. Notwithstanding anything contained in this Section 27.02 to the contrary, if the required repair or maintenance threatens immediate risk of harm or material damage to persons or property, then Tenant may, at its election, proceed with the required repair or maintenance notwithstanding Landlord's delivery of a Landlord's Objection Notice. In such event, the parties will submit the matter to arbitration for resolution as to the need for and the scope of repair or maintenance performed by Tenant after Tenant completes the repair or maintenance.

        27.03    Remedy for Breach.    Notwithstanding anything to the contrary in this Lease, Tenant's remedy for any breach of this Lease by Landlord shall be limited to an action for damages or specific performance, and Landlord's liability to Tenant for damages resulting from Landlord's breach of any provision or provisions of this Lease shall not exceed the value of Landlord's interest in the Facility. Landlord, its partners whether general or limited, shall never be personally liable for any such judgment.

ARTICLE XXVIII—FORCE MAJEURE

        Landlord shall not be chargeable with, or liable to Tenant for anything or in any amount for any failure to perform or delay caused by any of the following (herein "Force Majeure Delays"): fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; enforcement of Applicable Laws; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to perform, control or prevent which is beyond the reasonable control of Landlord; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by Landlord; provided, however, lack of funds shall not be deemed a Force Majeure Delay. Other than for a failure by Tenant to pay all Basic Rent and additional rent payable hereunder when due, Tenant shall not be chargeable with, or liable to Landlord for anything or in any amount for, any failure to perform or delay caused by any Force Majeure Delay.

ARTICLE XXIX—LANDLORD'S MORTGAGEES AND LESSORS

        29.01    Modifications.    If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or the Facility, the lender or ground lessor requests modifications to this Lease, Tenant, within fifteen (15) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not reduce (other than to a de minimus extent) the privileges, benefits, rights or remedies of Tenant hereunder or increase Tenant's financial obligations under this Lease or increase (other than to a de minimus extent) the other obligations of Tenant under this Lease or adversely affect (other than to a de minimus extent) the leasehold estate created by this Lease.

        29.02    Cure Rights.    In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity not to exceed any time period granted to Landlord under this Lease to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

ARTICLE XXX—RIGHT OF FIRST OFFER

        30.01    Exercise of Right.    If Landlord shall desire to lease any space in the 3347 Building (any such space is herein referred to as a "ROFO Space") to a third party other than the existing tenant in any such space or to any other person or entity having any preexisting rights in such space as of the date hereof, Landlord shall first give Tenant notice ("Landlord's Notice") of the terms and conditions upon which Landlord is willing to lease such ROFO Space.

        30.02    Effect of Exercise.    Provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond the expiration of any applicable grace or cure period, either at the time of the exercise of the option or upon the inclusion of such ROFO Space in the Premises, Tenant shall have the right, exercisable by notice to Landlord given within ten (10) business days of the date of Landlord's Notice, the time of giving of such notice to be of the essence of this agreement, to lease the entire ROFO Space identified in Landlord's notice, upon the terms and conditions contained in Landlord's Notice, in which event Landlord and Tenant shall enter into an amendment of this Lease reasonably acceptable to Landlord and Tenant to provide for (i) the inclusion of such ROFO Space in the Premises; (ii) an increase in the Rent by an amount equal to the fair market value of the ROFO Space as determined by Landlord in its sole but reasonable judgment, (iii) a modification of the definition of Tenant's Share to accurately represent the percentage that the rentable area deemed to be in the Premises, together with the rentable area deemed to be in the ROFO Space; it being understood and agreed that such rentable area shall be determined in accordance with BOMAI Standards, as modified pursuant to the terms of Section 2.02 hereof, bears to the total rentable area deemed to be contained in the Facility, and (iv) an increase in the number of non-exclusive, un-reserved surface parking spaces by an amount equal to four (4) such spaces per one thousand (1000) usable square feet of space in any such ROFO Space included in the Premises. In all other respects, the terms and conditions contained in this Lease (including the Term, escalations and base years) shall remain unmodified. In the event that Tenant fails to exercise its right as aforesaid within ten (10) business days of the date of Landlord's Notice or, in the event Tenant shall have exercised its right and Landlord and Tenant shall not have executed an amendment of this Lease as aforesaid within thirty (30) days from the date of Landlord's Notice or within ten (10) business days of Landlord's providing the amendment to Tenant for execution, whichever is later, Tenant shall be deemed to have waived its rights under this Article XXX, Landlord shall have the absolute right to lease such ROFO Space to any other person or entity and Tenant shall have no further rights under this Article XXX. Notwithstanding the foregoing, if Tenant shall not exercise its rights to lease any portion of the ROFO Space solely as a result of Tenant's disagreement with Landlord's determination of the Fair Market Rental Value thereof, then provided that Tenant shall have notified Landlord of such disagreement within ten (10) days of the date of Landlord's Notice, the time of giving such notice to be of the essence of this agreement, then

Landlord shall not within the ninety (90) day period commencing on the date of Landlord's Notice and terminating on the eighty-ninth (89th) day thereafter, enter into a lease with respect to such portion of the ROFO Space in question on financial terms more favorable to the tenant thereunder than those set forth in Landlord's Notice without first offering to effectuate such deal with Tenant and (b) thereafter, Landlord shall not enter into a lease with respect to such portion of the ROFO Space in question on financial terms materially more favorable to the tenant thereunder than those set forth in Landlord's Notice without first giving Tenant a one-time notice of such materially more favorable terms and the one-time right to effectuate such deal with Tenant; it being understood, however, that Landlord shall only be required to give Tenant notice of such materially more favorable terms one time following the expiration of the ninety (90) day period referred to above. As used herein, the term "materially more favorable" shall mean that the Basic Rent shall be more than ten percent (10%) less than the Basic Rent set forth in Landlord's Notice.

ARTICLE XXXI—FINANCIAL STATEMENTS

        Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon thirty (30) days prior written notice from Landlord (but not more frequently than once per calendar year), Tenant agrees to provide Landlord with a current annual financial statement for Tenant and any guarantors of Tenant and annual financial statements for the two (2) years prior to the current financial statement year for Tenant and any guarantors of Tenant. Notwithstanding the foregoing, Landlord acknowledges that the Tenant named herein currently does not prepare financial statements but that Aames Financial Corporation, Tenant's parent company, prepares consolidated financial statements which include financial statements for Tenant and that whenever a financial statement is required of the named Tenant, the named Tenant may provide such consolidated financial statement of Aames Financial Corporation. All such financial statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.

ARTICLE XXXII—Intentionally Deleted

ARTICLE XXXIII—PARKING

        33.01    Spaces.    Subject to the terms of this Lease and provided Tenant shall pay the fees therefor, Landlord shall provide Tenant with, or cause Tenant to be provided with, the number of non-exclusive, unreserved surface parking spaces (not within a parking structure) and the number of exclusive, reserved surface parking spaces (not within a parking structure), designated in the Summary of Basic Lease Information in the lots shown hatched on the site plan attached hereto as Exhibit I (the "Parking Areas") and made part hereof. Notwithstanding the foregoing, Tenant shall have the option to relinquish its right to lease any of such parking spaces upon not less than sixty (60) days prior written notice to Landlord, following which Tenant shall have no obligation to pay for any of such relinquished parking spaces. Notwithstanding the foregoing, Landlord acknowledges that if Tenant relinquishes any or all of its reserved and unreserved parking spaces during the Term, but thereafter requires the use of such parking spaces, then Landlord upon ten (10) days prior notice from Tenant shall make such parking spaces available to Tenant. Tenant's use of parking spaces within the Parking Facilities may be subject to any sticker, permit system or parking control implemented by Landlord at any time (subject to the terms of Section 33.03 hereof). Landlord or the operator of the Parking Facilities shall have the right to change the location of parking from time to time; provided, however, Landlord shall not relocate Tenant's parking spaces outside of the Parking Areas without the consent of Tenant, which consent shall not be unreasonably withheld or delayed. Tenant acknowledges that access to the Parking Facilities for monthly users is currently by parking identification devices, which are currently transponders. Upon Tenant's request, Landlord shall cause to be issued to Tenant's employees, agents, subtenants or other authorized users, vehicle transponders in an amount not to exceed the maximum number of unreserved surface parking spaces allocated to Tenant under this Lease. As a condition of the issuance of any transponders hereunder, Tenant shall pay to Landlord a transponder security deposit of Twenty-Five ($25.00) Dollars for each transponder requested by Tenant. Landlord reserves the right to reasonably increase the amount of the transponder security deposit in conjunction with future requests for transponders, whether such transponders are requested for replacement purposes or for new users. So long as this Lease is in effect, Tenant's visitor's and guests will be entitled to use those parking areas designated for short term visitor parking or unreserved spaces elsewhere within the Parking Facilities. Tenant's visitors and guests shall pay therefor the then current market rates established by the operator of the Parking Facilities. Tenant, at its sole cost and expense, may elect to validate such parking for its visitors and guests. All such visitor parking will be on a non-exclusive, in common basis with all other tenants, visitors and guests of the Facility.

        33.02    Control.    Subject to the terms of the REA, Landlord or the operator of the Parking Facilities shall have the sole and exclusive control of the Parking Facilities. Landlord or the operator of the Parking Facilities may, at any time and from time to time during the Term exclude any person from use or occupancy thereof who is not a tenant or occupant of the Facility or an employee, invitee, subtenant, guest or licensee of Tenant. Tenant shall not cause or permit any obstruction to the free and clear use of the Parking Facilities. Tenant shall not use or allow any of its employees or invitees to use any parking spaces which have been specifically assigned by Landlord or the operator of the Parking Facilities to other tenants or occupants or for other uses such as visitor or short-term parking or which have been designated by any Governmental Entity as being restricted to certain uses. Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be in any way excused or modified, if Tenant's parking privileges under this Lease are affected or impaired in any way by reason of any moratorium, initiative, referendum, statute, regulation or other governmental decree or action; provided, however, if Tenant's parking privileges under this Lease are adversely affected or impaired in any way pursuant to the terms of the REA, then Landlord shall use its reasonable efforts to enforce Landlord's rights under the REA, including, without limitation, commencing and/or continuing arbitration proceedings, litigation or alternate means of dispute resolution if Landlord, in its reasonable judgment, deems such action to be appropriate. Any governmental charges, surcharges or other monetary obligations which may be imposed in connection with parking privileges appurtenant to this Lease or with the operation of the Parking Facilities shall be included as Rent. Tenant and its invitees, subtenants, employees, agents and guests shall faithfully observe and comply with all Applicable Laws relating to the trafficking, operation, occupancy or use of the parking and the Parking Facilities.

        33.03    General Provisions.    Landlord reserves the right to set and increase monthly fees and/or daily and hourly rates for parking privileges from time to time during the Term of this Lease; it being agreed that parking in reserved parking spaces and non-exclusive, unreserved parking spaces in the Parking Facilities (whether or not within a parking structure) during the Term or the Extension Term shall be at the respective fair market rates therefor determined by Landlord or the operator of the Parking Facilities from time to time, except that (i) from the Term Commencement Date to but not including July 1, 2004 (the "Parking Imposition Date") the rate for Tenant's use of non-exclusive unreserved surface parking spaces (not within a parking structure) shall be $30.00 per space per month, (ii) from the Term Commencement Date to but not including the Parking Imposition Date, the rate for Tenant's use of reserved surface parking spaces (not within a parking structure) shall be $100.00 per space per month; and (iii) from and after the Parking Imposition Date, Tenant shall pay, from time to time, the then market rate for all non-exclusive, unreserved surface parking spaces and for all reserved surface parking spaces, provided that the cost for non-exclusive, unreserved surface parking spaces (not within a parking structure) and for reserved surface parking spaces (not within a parking structure) shall not in any twelve (12) month period increase by more than five dollars ($5.00) per parking space per month. In addition, if Tenant shall be permitted to use more than the number of parking spaces designated in the Summary of Basic Lease Information or if at any time after November 30, 2008 Tenant shall use reserved surface parking spaces, or non-exclusive, unreserved surface parking spaces, whether or not within a parking structure, or if Tenant shall use parking spaces of any kind during the Extension Term or attributable to ROFO Space or any additional space in the Facility, Tenant shall pay, from time to time, the then respective market rates therefor. Currently the monthly charge for transponder access to: (a) reserved parking spaces (not within a parking structure) is $100.00 per space per month, (b) non-exclusive, unreserved parking spaces within a parking structure is $70.00 per space per month, and (c) reserved parking spaces within a parking structure is $125.00-$175.00 per space per month. The monthly charges for parking hereinabove set forth are subject to increase from time to time. Tenant shall pay its parking fees to Landlord monthly in advance as additional rent, concurrently with its payments of Basic Rent under this Lease. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Failure to pay or cause to be paid the rent including, without limitation, visitor parking charges for any particular parking spaces or failure to comply with any terms and conditions of this Lease applicable to parking may be treated by Landlord as a default under this Lease and, in addition to all other remedies available to Landlord under the Lease, at law or in equity, Landlord may elect to recapture such parking spaces for the balance of the Term of this Lease if Tenant does not cure such failure within the applicable cure period set forth in Article XIX of this Lease. Tenant's parking rights and privileges described herein may not be assigned or transferred, or otherwise conveyed, without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay. In any event, under no circumstance may Tenant's parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant's interest in this Lease.

        33.04    Cooperation with Traffic Mitigation Measures.    Tenant agrees to use its reasonable, good faith efforts to cooperate in traffic mitigation programs which may be undertaken in cooperation with local municipalities or governmental agencies. Such programs may include, but will not be limited to, carpools, vanpools and other ridesharing programs, public and private transit, flexible work hours, preferential assigned parking programs and programs to coordinate tenants within the Facility and the Project with existing or proposed traffic mitigation programs.

        33.05    Parking Rules and Regulations.    Tenant shall comply with all rules and regulations regarding parking set forth in Exhibit H attached hereto and Tenant agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Parking Facilities as it deems reasonably necessary for the operation of the Parking Facilities. If the rules and regulations regarding parking shall conflict with the terms of this Lease, the terms of this Lease shall control. In addition, Tenant shall complete, and shall cause all of its employees, invitees, subtenants, guests and licensees utilizing the Parking Facilities which are monthly parkers to complete, a parker information form which shall include, without limitation, the name of such parker, such parker's vehicle registration number and other identification information and the parkers' driver's license number and such other information required by Landlord or the operator of the Parking Facilities from time to time.

ARTICLE XXXIV—SIGNAGE

        Subject to the terms of the REA, all covenants, conditions and restrictions affecting or governing the Premises, all Applicable Laws and all applicable municipal and governmental permits and approvals (i) Landlord shall add Tenant's name to the top position of the existing monument sign adjacent to the main entrance of the 3347 Building and the building known as 3345 Michelson Drive, at Tenant's sole cost and expense; (ii) Landlord shall use commercially reasonable efforts to obtain from the City of Irvine (and any other authority claiming to have jurisdiction therefor) approval to install an additional "eye brow sign" with Tenant's name above the first floor level of the 3351 Building (the reasonable costs of processing such application with the City of Irvine to be paid by Landlord) and if such approvals are granted, Landlord shall install such "eye brow sign" above the first floor level of the 3351 Building in a location determined by Landlord, at Tenant's cost; and (iii) Landlord shall use commercially reasonable efforts to obtain from the City of Irvine (and any other authority or entity having approval rights or claiming to have jurisdiction therefor) approval to install a corporate name sign on the top of the 3347 Building parapet, at Tenant's sole cost, and if such approvals are granted, Landlord shall install a sign in such location determined by Landlord at Tenant's cost; it being understood and agreed, however, that (a) currently Landlord has no right to install, or permit to be installed, either the "eyebrow sign" or the corporate name sign on the top of the 3347 Building parapet contemplated herein without modifying the existing signage program for the Facility and without obtaining various approvals, including, without limitation, approvals required pursuant to the terms of the REA, all covenants, conditions and restrictions affecting or governing the Premises, all Applicable Laws and all applicable municipal and governmental permits and approvals, and (b) Landlord shall have no liability to Tenant if any such approvals are not granted. Landlord will also designate the location on the Premises, if any, for one or more Tenant identification sign(s), which location shall be reasonably acceptable to Tenant. Tenant agrees to have Landlord install and maintain Tenant's identification sign(s) in such designated location in accordance with the forms of this Article XXXIV at Tenant's sole cost and expense. Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Facility and will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or the Facility or from within the Building or the Facility in any interior or exterior Common Area. The size, design, color and other physical aspects of any and all permitted sign(s) and the installation, use and maintenance of all Tenant signage will be subject to (a) Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, (b) covenants, conditions or restrictions affecting or governing the Premises and all Applicable Laws, (c) any applicable municipal and governmental permits and approvals (d) those requirements set forth in the signage criteria for the Facility from time to time and otherwise set forth herein, and (e) the terms of the REA. Tenant will be responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant's sign(s) upon termination of this Lease and repair any damage caused by such removal or if prior to termination of this Lease, Tenant shall be in default hereunder or under this Lease beyond the expiration of any applicable grace or cure period, Landlord may remove Tenant's signage at Tenant's sole expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any installation, maintenance or removal on Tenant's account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand until paid by Tenant. Any sign rights granted to Tenant under this Lease with respect to the "eye brow sign" or the corporate name sign on the top of the 3347 Building parapet may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord's prior written consent,; provided, however, Landlord shall not unreasonably withhold or delay its consent to a transfer of the "eye brow sign" rights to an approved assignee of the named Tenant if such assignee is a company of comparable stature, prestige and financial standing to the named Tenant.

ARTICLE XXXV—MISCELLANEOUS

        35.01    Successors and Assigns.    Subject to the provisions of Article IX, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

        35.02    Attorneys' Fees.    If any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to its fees and costs, including, but not limited to, reasonable attorneys' fees to be fixed by the court in such action or proceeding, both at trial and on appeal.

        35.03    Light and Air.    No diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

        35.04    Public Transportation.    Tenant shall encourage use of public transportation by personnel of Tenant employed on the Premises and shall distribute to such employees written materials provided by or through Landlord explaining the convenience and availability of public transportation facilities adjacent or proximate to the Facility.

        35.05    Headings.    The Article and Section headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

        35.06    Use of Pronouns.    Any pronoun used in place of a noun shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, assigns, according to the context hereof.

        35.07    Time of the Essence.    Time is of the essence of this Lease.

        35.08    Governing Law.    This Lease shall in all respects to the maximum extent legally permissible be governed by the laws of the State of California.

        35.09    Brokers.    The parties acknowledge that the broker(s) who negotiated this Lease are stated in the Basic Lease Information. Landlord agrees to pay any commission due to the broker stated in the Basic Lease Information pursuant to a separate written agreement between Landlord and such broker. Landlord's obligations under such agreement constitute obligations of Landlord under this Lease and such agreement is incorporated herein by reference and made a part of this Lease. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (i) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (ii) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

        35.10    Modifications.    This Lease may not be modified except by a written instrument by the parties hereto.

        35.11    Unenforceable Provisions.    If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

        35.12    Covenants and Conditions.    All provisions, whether covenants or conditions, on the part of Tenant and Landlord herein shall be deemed and construed to be both covenants and conditions as though the words specifically expressing or imparting covenants and conditions were used in each separate provision hereof.

        35.13    Incorporation.    Exhibits A, A-1, B-1, B-2, C, D, E, F, G, H and I and any other Exhibits, Addenda and Riders attached to this Lease are hereby incorporated by this reference and made a part of this Lease.

        35.14    Recordation of Memorandum; Quitclaim and Release Agreement.    Landlord and Tenant agree that in no event and under no circumstances shall this Lease be recorded. A short-form memorandum may be recorded at Landlord's sole election. Tenant represents, warrants and covenants to Landlord that upon the expiration or termination of this Lease, Tenant at its sole cost and expense shall at Landlord's request, deliver to Landlord a fully executed quitclaim and release agreement in recordable form wherein Tenant quitclaims, conveys, assigns and releases to Landlord any and all of Tenant's interest in this Lease and the Premises and the Facility.

        35.15    Additional Instruments.    Upon the request of either party at any time, the other party shall execute and file any additional instruments and take any actions as may be reasonably necessary or desirable to carry out the intent and to fulfill the provisions of this Lease.

        35.16    Entire Lease Between Parties.    This Lease and all exhibits and attachments to this Lease and any written modifications or amendments to all of the foregoing entered into by the parties after the date of this Lease, constitutes the entire lease between the parties with respect to the subject matter of this Lease and supersedes all prior and contemporaneous leases and understandings, whether oral or written. Each party to this Lease acknowledges that no representations, inducements, promises or leases, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Lease and that no other lease, statement or promise not contained in this Lease shall be valid or binding. The parties intend by this Lease to establish the relationship of landlord and tenant only, and do not intend to create a partnership, joint venture, joint enterprise, or any business relationship other than that of landlord and tenant.

        35.17    Nondisclosure of Lease Terms.    Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Facility, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms of this Lease (i) to prospective subtenants or assignees under this Lease and (ii) in its periodic and current reports filed with the United States Securities and Exchange Commission. Nothing in this paragraph shall prohibit Landlord from disclosing the terms of this Lease to any current or prospective lender, partner or purchaser or to Landlord's attorneys, financial advisors and property management personnel.

        35.18    Joint and Several Obligations.    If more than one person or entity executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term "Tenant" as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

        35.19    Tenant as Corporation or Partnership.    If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms. In addition, if Tenant is a partnership or if Tenant's interest in this Lease shall be assigned to a partnership, (i) the liability of each of the parties comprising the partnership Tenant shall be joint and several, (ii) each of the parties comprising the partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord and by any notices, demands, requests or other communications which may hereafter be given by a partnership Tenant, (iii) any bills, statements, notices, demands, requests or other communications given or rendered to a partnership Tenant and to all such parties shall be binding upon a partnership Tenant and all such parties, (iv) if a partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a partnership Tenant shall be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (v) a partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement shall vitiate the provisions of subdivision 35.19).

        35.20    Examination of Lease.    Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

        35.21    Intentionally Deleted.

        35.22    Satellite Antenna.    Tenant shall have the non-exclusive right, at its sole cost and expense, to install a satellite dish, microwave dish or a radio antenna on the roof of the Facility, provided, as a condition to Tenant's right to install, use, operate and maintain any such rooftop equipment, Tenant shall enter into a written license agreement in the form of Exhibit I attached hereto and incorporated herein by reference.

        35.23    Landlord's Authority.    If Landlord executes this Lease as a corporation or partnership, then Landlord and the persons executing this Lease on behalf of Landlord represent and warrant that such entity has full power and authority to execute this Lease.

        35.24    Counterparts.    This Lease may be executed in several counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:
WINTHROP CALIFORNIA MANAGEMENT LIMITED PARTNERSHIP as authorized agent for JAMBOREE LLC
By:	WINTHROP WEST COAST REALTY SERVICES, INC.
By:
Janine R. Padia Its Vice President and Secretary
TENANT:
AAMES FINANCIAL CORPORATION, a Delaware corporation
By:

Print Name:

Print Title:

EXHIBIT A

LEGAL DESCRIPTION OF LAND COMPRISING THE FACILITY

PARCEL A:

        PARCEL 1, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A PARCEL MAP FILED IN BOOK 200 PAGES 42 THROUGH 45, INCLUSIVE, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

        EXCEPTING THEREFROM, AN UNDIVIDED FIFTY PERCENT (50%) INTEREST IN OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING, AND OPERATING THEREFOR, AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY IRVINE INDUSTRIAL COMPLEX, IN DEED RECORDED JULY 23, 1974 IN BOOK 11202 PAGE 450, OFFICIAL RECORDS.

EXHIBIT A-1

SITE PLAN OF THE FACILITY AND THE PROJECT

EXHIBIT B-1

FLOOR PLAN OF THE SUITE 300 PREMISES

EXHIBIT B-2

FLOOR PLAN OF THE SUITE 100 PREMISES

EXHIBIT C

DEFINITIONS

        The following terms shall be defined as set forth below. A term is identified by initial capital letters throughout all provisions of this Lease, including, without limitation, the Recitals and the Exhibits.

        "Anniversary Date" means the anniversary of the Term Commencement Date.

        "Applicable Laws" means any law, statute, directive, regulation, rule, order or ordinance of any governmental or quasi-public entity or authority and any covenants, conditions and restrictions, reciprocal easement agreements, operating agreements, ground leases or master leases which are applicable to the Premises or the Facility or the use or occupancy thereof, and which are now in effect or are hereafter promulgated.

        "Article" means an article of this Lease.

        "Bankruptcy Code" means 11 U.S.C. §§ 101 et seq. or such similar laws or amendments thereto which may be enacted from time to time.

        "Base Year" means the twelve (12) month period set forth in the Basic Lease Information Section of this Lease.

        "Base Year Operating Expenses" means the Operating Expenses incurred for the Base Year.

        "Basic Rent" means the portion of the Rent payable as determined pursuant to Section 4.01 and net of Tenant's Operating Expenses to be paid by Tenant pursuant to Article XXV.

        "Building" means collectively, the 3347 Building and the 3351 Building.

        "BOMAI Standards" means the standards and methods for measuring usable floor area in office buildings as promulgated by the Building Owners and Managers Association International (ANSI Z65.1-1989) ("BOMAI").

        "Common Area" means the total of all areas now or at any time hereafter which, based on Landlord's reasonable discretion, are or become within or part of the Project but outside of the Facility which are made available for general non-exclusive use, convenience and benefit of Landlord, Tenant and all other owners, landlords, tenants and permitted occupants of the Project as now or hereafter improved and configured and their respective employees and invitees and which are neither occupied by buildings nor devoted to the specific use of a particular tenant, including, without limitation:

          (i)      all sidewalks, walkways, pedestrian tunnels, sky walks, plazas, bridges, driveway entrances and exits, curbs, service drives, loading areas, alleys, transportation facilities, if any, outside lighting fixtures, shrubbery, grass, planters and other landscaped areas, common storm drain and sewer systems; and

          (ii)    all Parking Facilities.

        "Control" means ownership of not less than fifty percent (50%) of the voting stock of any corporation in question or not less than fifty percent (50%) of all the legal and equitable interests in any other business entity in question.

        "Cosmetic Alterations" means Alterations which (1) are nonstructural and which do not affect the Facility's mechanical, electrical, plumbing, life-safety or other Building systems or the structural integrity of the Facility, (2) do not affect any part of the Facility other than the Premises, do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Facility and do not reduce the value of utility of the Facility or any part thereof, (3) are of a purely cosmetic or decorative nature (such as painting or installation of wall covering or carpeting), and (4) have an estimated cost for all labor and material in connection with such Alterations in any one instance (or in a series of instances effectuating a single alteration plan) of less than Twenty-Five Thousand ($25,000.000) Dollars.

        "CWDLP" means Crow Winthrop Development Limited Partnership, a Maryland Limited Partnership or any of its successors or assigns.

        "Development Parcel" means that certain parcel or parcels of land contiguous to and which surround the Facility as shown on Exhibit A-1 on which is presently situated all Parking Facilities, the retail center, restaurants and other buildings and related improvements, the Common Area and certain improvements presently under construction.

        "Estimated Operating Expenses" means for any particular calendar year Landlord's estimate of the Operating Expenses for such calendar year made prior to commencement of such calendar year as provided in Article XXV.

        "Event of Default" means any of the events specified in Section 19.01 after the expiration of the applicable cure period set forth therein, if any.

        "Facility" means the complex of buildings and improvements presently located at 3333 to 3355 Michelson Drive, Irvine, California containing 1,499,028 usable square feet of area as well as land underlying such buildings and improvements and all overlying space above such land, buildings and improvements, as the same may be hereafter expanded, altered, improved, contracted or otherwise modified.

        "Facility Common Areas" means the total of all areas now or at any time hereafter which, based on Landlord's reasonable discretion, are or become within or part of the Facility and are made available for the general non-exclusive use, convenience and benefit of Landlord, Tenant and all other tenants of the Facility or other tenants in buildings to be constructed within the Facility and their respective employees and invitees, including, without limitation:

          (i)      all lobbies, entrances, stairs, structural components, exterior walls of the Facility, roofs, elevators, escalators, hallways, passageways and other interior public portions of the Facility which are not specifically leased to Tenant or any other tenant of the Facility;

          (ii)    all exterior walkways, landscaped areas, open space areas, plazas, driveways and transportation facilities on, in or above the Facility; and

          (iii)    all pedestrian linkages, whether covered or not, between any portion of the Facility, whether existing or hereafter constructed, excluding therefrom any portions of such pedestrian linkages which are specifically identified as tenant space.

        "First Transfer" means the first sale or other disposition of the Facility or any interest therein occurring after the date of the mutual execution and delivery hereof.

        "Governmental Entity" means any subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of California or any city, town or village of such state or of the federal government.

        "Holdover Percentage" means (1) one hundred percent fifty (150%) for the period commencing on the expiration or earlier termination of this Lease to but not including the Two Month Holdover Date, and (2) two hundred percent (200%) thereafter.

        "Interest Rate" means the greater of eight percent (8%) per annum or four percent (4%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted under Applicable Laws.

        "Lease" means this instrument.

        "Lease Year" means one (1) full year from the Term Commencement Date to the first Anniversary Date or between two (2) consecutive Anniversary Dates.

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        "Non-Standard Alterations" shall mean Alterations which include: (1) Tenant's trade fixtures, (2) raised flooring, (3) Alterations which penetrate floor slabs or affect the exterior of the 3351 Building, the 3347 Building or any other portion of the Facility, (4) safes or vaults and other installations which would be unusually difficult or expensive to remove, (5) security system(s), (6) exterior storm windows, and (7) other Alterations which are not standard in nature or which involve extraordinary demolition work, as determined by Landlord in its sole but reasonable discretion or which are otherwise inconsistent with those Alterations normally installed in office space in the Facility as determined by Landlord in its sole but reasonable discretion.

        "Non-Structural Alterations" means Alterations which (1) are non-structural and which do not affect the Facility's mechanical, electrical, plumbing, life-safety or other Building systems or the structural integrity of the Facility, (2) do not affect any part of the Facility other than the Premises, do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Facility and do not reduce the value or utility of the Facility or any part thereof and (3) are not Cosmetic Alterations.

        "One Stop Lease" shall mean that certain Agreement of Lease dated as of October 15, 1997 between Landlord, as landlord and to One Stop Mortgage, Inc. ("One Stop"), the predecessor-in-interest of Tenant, as tenant, covering Suite 300 on the third (3rd) floor of the 3347 Building;

        "Operating Expenses" shall mean all expenses and costs (and taxes, if any, thereon) of every kind and nature determined by Landlord in it sole judgment to the extent they are in accordance with sound management principles respecting the operation of large first class office complexes in the Newport Beach/Irvine (including the John Wayne Airport)/South Coast Plaza area which principles shall be consistently applied (with accruals appropriate to Landlord's business), which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership, management, maintenance, repair, replacement, restoration or operation of (1) the Facility or the Building or the sidewalks and areas adjacent thereto (but not the cost of development of the Facility), (2) the Common Area, the Facility Common Area and all areas which become part of the Common Area or the Facility Common Area, (3) the Parking Facilities, (4) such additional facilities to be constructed as part of the Common Area or the Facility Common Area in subsequent years as may be determined to be desirable for the Facility and (5) the personal property of Landlord used in the operation of the Facility, including, but not limited to the following:

          (i)      Property Taxes;

          (ii)    Any and all assessments and payments imposed with respect to the Facility or the Premises pursuant to any Applicable Laws;

          (iii)    The costs of all utilities and services provided under the Lease, including water and sewer charges and the costs of electricity, heating, ventilation and air conditioning;

          (iv)    All maintenance, janitorial and other service costs for the Premises and for the Facility and the equipment therein, including, without limitation, security services, alarm services, window cleaning, elevator and escalator maintenance, and rubbish removal;

          (v)    All maintenance, repair, restoration, replacement and operation costs of the Common Area, the Facility Common Area and the Parking Facilities, including, without limitation, with respect to signage (other than tenant signage), lighting, landscaping and gardening, parking lot resurfacing, repairing and restriping;

          (vi)    Wages, salaries and related expenses and benefits of all personnel whether Landlord's employees or employees of Landlord's agents, or other third parties' independent contractors, whether on-site or off-site, engaged in the operation, management, maintenance, repair, engineering and security of the Facility, and the rental value of a management office in the

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  Facility; provided, however, that Operating Expenses shall not include wages, salaries or commissions paid for any real estate broker, salesperson or agent for leasing areas within the Facility;

          (vii)   the cost of all supplies, tools, materials and equipment, whether leased or owned, used in the operation, security, management, repair and maintenance of the Facility;

          (viii)  A management fee equal to four percent (4%) of gross rent derived from the Facility;

          (ix)    Legal expenses, accounting costs, including costs of audits by certified public accountants and other professional fees and expenses in connection with the operation, ownership, management, maintenance, repair, replacement or restoration of the Facility or the Building;

          (x)    All insurance premiums and costs, including but not limited to, the premiums and cost of fire, casualty and liability coverage and rental abatement or comprehensive rental interruption insurance and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Facility and Landlord's personal property used in connection therewith, however, excluding therefrom any personal property of Landlord used by Landlord exclusively in connection with the use and occupation of portions of the Facility other than the Premises or the Common Areas or the Parking Facilities;

          (xi)    Repairs, service and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Facility other than Tenant) of the Facility, and replacements costing less than $10,000.00, in and to the Facility and the systems and equipment therein, including, without limitation all systems and equipment, including but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security, and fire alarms, fire pumps, fire extinguishers and hose cabinets, mail chutes and those related to guard service, painting, window cleaning, service area, mechanical rooms and Facility exteriors;

          (xii)   All supplies, materials, rental of equipment, security, management, utilities, repairs, replacements and maintenance costs and all other costs and expenses attributable to, related to or used in connection with the Common Area, the Facility Common Area and the Parking Facilities;

          (xiii)  All of Landlord's costs and expenses of contesting by legal proceedings any matter concerning the operation or management of the Facility, or the amount or validity of any Property Taxes levied against all or any part of the Facility;

          (xv)   The costs of personnel, utilities, insurance, materials, supplies, payroll and equipment related to or used in connection with services provided or available to be provided within the Facility for the use and benefit of all tenants, including Tenant, in the Facility, to the extent not recovered from charges made for the cost of such services;

          (xiv)   The cost of capital improvements, modifications or improvements made to the Facility, amortized on a straight line basis over the useful life thereof as determined in accordance with sound accounting principles, together with interest on the amortized costs of each expenditure;

          (xv)   Energy allocation or use charges or surcharges or developmental or environmental charges imposed in connection with the operation or management of the Facility;

          (xvi)   Costs incurred in connection with the implementation and operation of any transportation management program or similar program if required by any Governmental Entity or any applicable governmental authority;

          (xvii)  Cost of supplying and cleaning employees' uniforms and work clothes;

          (xviii)  Reasonable dues and expenses for trade and industry associations;

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          (xix)   Reasonable administrative costs, such as (but not limited to) postage, stationery, photocopy expenses and other management office supplies;

          (xx)   Imputed cost equal to the loss of rent by Landlord for space used for on-site management at an imputed cost which is equal to the rental rate then charged by Landlord for comparable space in the Facility;

          (xxi)   Costs of providing pest control for the Facility;

          (xxii)  Cost of casualty, liability and other insurance;

          (xxiii)  Any and all occupancy, gross receipts or rental taxes paid by Landlord in connection with the Facility, but not income or any other tax imposed or measured by Landlord's income or profits (unless such tax is in lieu of real estate taxes or sales taxes);

        Notwithstanding anything to the contrary herein contained, Operating Expenses shall not include:

          (aa)   depreciation of the Building;

          (bb)   the cost of providing tenant improvements to Tenant or any other tenant or the cost of renovating space for existing or new tenants;

          (cc)   principal, interest or debt required to be paid on any mortgage or deed of trust recorded with respect to the Facility and/or the Premises;

          (dd)   the cost of special services, goods or materials provided to any tenant;

          (ee)   advertising costs incurred in renting individual space in the Facility;

          (ff)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

          (gg)   material damages incurred due to the violation by any tenant of the terms and conditions of any lease of space in the Facility;

          (hh)   The cost to Landlord of repairs made, or other work done, by Landlord as a result of fire, windstorm or other insurable casualty or by the exercise of eminent domain, other than the aggregate amount of commercially reasonable deductibles under any insurance policy covering fire, windstorm or other casualty;

          (ii)    specific costs incurred for the account of and separately billed to specific tenants and other specific services or Property Taxes which could have been billed to tenants under their leases;

          (jj)    all costs associated with Landlord's general corporate overhead and general administrative expenses that are not related to the operation and maintenance of the Facility;

          (kk)   costs incurred by Landlord in connection with the correction of defends in the original design and construction of the Building or the Facility;

          (ll)    expenses in connection with services or other benefits which are provided to another tenant or occupant of the Building and do not benefit Tenant;

          (mm)  any cost or expense related to the removal, abatement or remediation of any "hazardous material" in or about the Common Area of the Building or the Facility Common Area, including without limitation, hazardous substances in the ground water or soil;

          (nn)   any fines, costs, penalties or interest resulting from the negligence or willful misconduct of Landlord or its agents or employees acting within the scope of their employment or agency, as the case may be;

          (oo)   the costs of any individual capital acquisition in excess of $10,000.00 and the costs of capital improvements as determined in accordance with generally accepted accounting principles,

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  except the costs of any capital acquisition or capital improvement, as the case may be, (1) made to, or effectuated with respect to, the Project which, in Landlord's reasonable judgment, should reduce Operating Expenses in excess of the amortized cost of any such capital acquisition or capital improvement, as the case may be, or (2) which is required by any governmental regulation or Applicable Law enacted or promulgated following the Term Commencement Date;

          (pp)   overhead or profits paid to subsidiaries or affiliates of Landlord, or other similar non-arms-length transactions for management or other services provided to the Facility, or for supplies or other materials furnished to the Facility, to the extent that the costs of such services, supplies or materials, as the case may be, exceed market rates or charges therefor;

          (qq)   Landlord's gross receipts, personal and corporate income taxes, inheritance and estate taxes, franchise and gift taxes;

          (rr)    any rental payments and related costs pursuant to any ground lease of land underlying all or any portion of the Building and the Facility Common Areas, excluding any costs related to the REA, which costs shall be included in Operating Expenses;

          (ss)    any costs, fees, dues or contributions for any political or charitable organizations; or

          (tt)    legal fees incurred by Landlord as a result of Landlord's default under the Lease;

          (uu)   costs of advertising or other promotional materials unless agreed to by Tenant in its sole and absolute discretion;

          (vv)   costs for providing any fire, life or safety code enhancements to the Building as a result of legal requirements in effect prior to the Term Commencement Date;

          (ww)  tax penalties or other costs incurred as a result of Landlord's or its employees' gross negligence or wilful misconduct;

          (xx)   costs arising from the presence of hazardous materials or substances which are present in or around the Facility on or prior to the Term Commencement Date (as defined by Applicable Laws in effect on the Term Commencement Date);

          (yy)   the cost of any "warranty" work or replacements;

          (zz)   the cost of insurance on leasehold improvements to the premises of tenants of the Project (unless the cost of such insurance on Tenant's leasehold improvements is also included within Operating Expenses);

          (aaa)  attorneys fees in connection with disputes with any existing or prior tenant of the Facility;

          (bbb)  lease payments under capital leases; and

          (ccc)  any individual cost, expense or charge incurred during the Term in excess of $100,000.00 which is of a nature of a cost, expense or charge not included as an Operating Expense in the Base Year (unless the cost, expense or charge is imputed to have been included in Operating Expenses for the Base Year so that the Operating Expenses or "expense allowance" for such Base Year is appropriately adjusted);

        Operating Expenses with respect to new or modified Common Area shall be allocated to the Facility and the Premises on a reasonable basis. In determining the amount of Operating Expenses for any calendar year, if less than ninety-five (95%) of the rentable area in the Facility shall have been occupied by tenants at any time during such calendar year, Operating Expenses shall be determined for such calendar year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety-five (95%) throughout such calendar year.

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        If any capital improvement is made any lease year in compliance with requirements of any federal, state or local law or environmental regulation, whether or not such law or regulation is valid or mandatory, then the reasonable annual amortization, with interest of the cost of such improvements shall be deemed an Operating Expense in each of the lease years which such amortization occurs unless same is specifically excluded above.

        "Parking Facilities" means all surface, aboveground and underground parking facilities (including, without limitation, accessways, parking spaces, parking structures, pedestrian crossings or paths or ramps) now or hereafter constructed and designated by Landlord for use by tenants of or within the Project.

        "Permitted Use" means use as general offices and related uses and for no other purpose.

        "Phased-In Tax Increases" means collectively (i) twenty percent (20%) of the increases in Property Taxes attributable to the First Transfer for the period commencing on the Transfer Date and terminating on the day preceding the first anniversary of the Transfer Date, (ii) forty percent (40%) of the increases in Property Taxes attributable to the First Transfer for the period commencing on the first anniversary of the Transfer Date and terminating on the day preceding the second anniversary of the Transfer Date, (iii) sixty percent (60%) of the increases in Property Taxes attributable to the First Transfer for the period commencing on the second anniversary of the Transfer Date and terminating on the day preceding the third anniversary of the Transfer Date, and (iv) eighty percent (80%) of the increases in Property Taxes attributable to the First Transfer for the period commencing on the third anniversary of the Transfer Date and terminating on the day preceding the fourth anniversary of the Transfer Date; it being agreed that increases in Property Taxes attributable to the inflationary increase thereof (which subject to the terms of Proposition 13, as presently promulgated, are up to two percent (2%) annually) shall not be deemed to be increases in Property Taxes attributable to the First Transfer.

        "Premises" means that certain space consisting of that approximate number of rentable square feet as set forth in the Basic Lease Information located on the floor(s) designated on the Basic Lease Information and as outlined on the floor plans attached hereto as Exhibit B-1 and Exhibit B-2 incorporated herein by reference. The Premises shall include the interior surface of all walls, but shall not include the exterior walls of the Facility, or any structural components or any Facility Common Area or Common Area. All references to the Premises in this Lease shall mean the Premises under this Lease in any given Lease Year.

        "Project" means the land and improvements, and the overlying space, that presently exist or as same may be expanded, developed or altered from time to time, designated on Exhibit A-1 attached hereto and incorporated herein by reference, presently known as Park Place, including, without limitation, the Facility, the retail center and related improvements, all improvements presently under construction within the area depicted on Exhibit A-1, the Common Area and all Parking Facilities.

        "Property Taxes" means all real and personal property taxes and assessments, general or special, and all other taxes, charges, levies and license and permit fees of any kind or nature whatsoever, foreseen or unforeseen, general or special, ordinary or extraordinary, which are now or any time the term of this Lease levied, assessed, imposed upon, confirmed or become due and payable out of or with respect to the Facility and the improvements, fixtures, equipment and other items of personal property of Landlord therein which are used in the operation and maintenance of the Facility; any taxes which become payable by Landlord, whether or not now customary or within the contemplation of Landlord or Tenant, which are levied in addition to or in lieu of such real or personal property taxes or assessments including, without limitation, any occupancy, gross receipts or rental tax (i) allocable to or measured by Rent or other amounts payable to Landlord hereunder, (ii) with respect to the receipt of such Rents or amounts by Landlord, (iii) with respect to any activity or right of Tenant in the leasing, possession, occupancy, use, operation, management, repair, maintenance, alteration, or improvement of the Premises or (iv) upon this transaction or any document to which Tenant is a party

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creating or transferring an interest or an estate in the Premises; and any interest, penalties or delinquency charges thereon which attach for any reason other than late payment or non-payment thereof by Landlord, unless such late payment or non-payment by Landlord is in connection with a late payment or non-payment by Tenant. Property taxes shall include transit impact development fees, housing impact development fees (fees for services such as fire protection, street, sidewalk and road maintenance, refuse removal and other governmental services), and other fees or taxes payable by Landlord, in connection with the Facility that are levied with respect to the Facility and which are payable with monthly Rent as provided in subparagraph (b) below.

          (a)  Property Taxes shall not include: (i) any taxes or assessments against the personal property of Tenant or any other tenant of the Facility which taxes and assessments are separately billed to Tenant or such other tenant by the tax collecting authority; or (ii) any income tax, franchise tax or transfer tax (exclusive of any transfer tax imposed on this Lease) for which Landlord may be or become personally liable or (iii) for the four (4) year period immediately following the Transfer Date, any increase in Property Taxes other than the Phased-In Tax Increases.

          (b)  In addition to all monthly Rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for Tenant's Share of any and all transit impact development fees, housing impact development fees and other fees or taxes payable by Landlord, whether or not now customary or within the contemplation of the parties hereto, that are levied with respect to the Facility that are not due or attributable to the development of the Facility and related to the cost of providing governmental or public facilities or services. Property Taxes shall not include transit impact development fees or housing impact development fee which (i) are imposed solely on Landlord as a result of development of the Facility and (ii) are not imposed generally upon other landowners within the taxing agency's jurisdiction.

          (c)  There shall be deducted from Property Taxes the net amount of any refunds actually received by Landlord, after reasonable expenses. To the extent reasonably practicable, all such refunds to be applied against said Property Taxes for the same calendar year to which the Property Taxes apply.

          (d)  The amount of special taxes or special assessments to be Included as Property Taxes shall be limited to the amount of the installments of special taxes or special assessments required to be paid during the calendar year in respect to which these special taxes or special assessments are to be determined; however, Landlord shall elect the longest period of time allowed by the authority imposing the tax or assessment in which to pay installments of special taxes or special assessments.

          (e)  Property Taxes shall include expenses incurred by Landlord in attempting to protest, reduce or minimize Property Taxes for the year in which such expenses are incurred. If for any Lease Year subsequent to the Base Year, Property Taxes are reduced, then commencing in the Lease Year in which such decrease occurs and continuing for all subsequent Lease Years, Base Year Operating Expenses shall be deemed reduced by the amount of such decrease to Property Taxes.

        "REA" means that certain Construction, Operation and Reciprocal Easement Agreement for the Facility recorded July 30, 1985 as Instrument No. 85-279768 in the Official Records of Orange County, California.

        "Related Corporation" means any corporation or other business entity (but not including any Governmental Entity) which Controls, is Controlled by or is under common Control with Tenant.

        "Rent" means all rent and other payments to Landlord under this Lease, including, without limitation, (i) Basic Rent as set forth in Section 4.01, and (ii) such other charges and payments as are designed as Rent, rent or additional rent under this Lease.

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        "Scheduled Term Commencement Date" means the date set forth as the Scheduled Term Commencement Date in the Basic Lease Information of this Lease.

        "Scheduled Term Expiration Date" means the date set forth as the Scheduled Term Expiration Date in the Basic Lease Information of this Lease.

        "Section" means a section of this Lease.

        "Tenant" means the tenant under this Lease as set forth in the Basic Lease Information, or its permitted successors and assigns.

        "Tenant Delays" means any delay resulting from or in connection with an act or omission of Tenant or any person acting by or on behalf of Tenant.

        "Tenant Improvement Agreement" means that certain tenant improvement agreement dated as of the date hereof between Landlord and Tenant attached hereto as Exhibit E and made a part hereof.

        "Tenant Improvements" means improvements to the Premises to prepare the same for Tenant's continued occupancy thereof, which improvements shall be performed by Tenant as provided in the Tenant Improvement Agreement attached to this Lease as Exhibit E and incorporated herein by reference.

        "Tenant's Operating Expenses" means the difference between Tenant's Share of Operating Expenses and Tenant's Share of Base Year Operating Expenses to be determined and paid as provided in Article XXV.

        "Tenant's Share" means the ratio (expressed as percentage) of the usable floor area deemed to be in the Premises to the usable floor area deemed to be in the Facility. Such ratio is five and fifty-five hundredths percent (5.55%).

        "Term" means the term of this Lease.

        "Term Commencement Date" means the actual date on which the Term of this Lease commences.

        "Term Expiration Date" means November 30, 2008.

        "3347 Building" means the building located at and commonly known as 3347 Michelson Drive, Irvine, California.

        "3351 Building" means the building located at and commonly known as 3351 Michelson Drive, Irvine, California.

        "Transfer Date" means the date of the First Transfer.

        "Tower" means the building located at and commonly known as 3333 Michelson Drive, Irvine, California.

        "United Lending Lease" means that certain Agreement of Lease dated as of March 6, 1997 between Crow Winthrop Operating Partnership ("CWOP"), Landlord's predecessor-in-interest, as landlord, and California Lending Group, Inc. d/b/a United Lending Group ("United Lending"), Tenant's predecessor-in-interest, as tenant, covering Suite 100 on the first (1st) floor of the 3351 Building, as amended pursuant to (a) that certain First Amendment of Lease dated as of January 16, 1998 between Landlord and United Lending, and (b) that certain letter dated April 13, 2000 from Landlord.

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EXHIBIT D

COMMENCEMENT MEMORANDUM

To:

        Date:

Re:
Lease dated as of                        , 2002 (the "Lease"), between Jamboree LLC, Landlord, and Aames Financial Corporation, Tenant, concerning Suite 300 located at 3347 Michelson Drive, Irvine, CA and Suite 100 located at 3351 Michelson Drive, Irvine, CA (collectively, the "Premises").

To Whom It May Concern:

        In accordance with the subject Lease, we wish to advise and/or confirm as follows:

          1.    That the Premises have been accepted by the Tenant as being substantially complete in accordance with the subject Lease and that, to the Tenant's actual knowledge, there is no deficiency in construction.

          2.    That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the Lease the Term Commencement Date is January 1, 2003, and the Term Expiration Date is November 30, 2008.

          3.    That in accordance with the Lease, rent commenced to accrue on January 1, 2003.

          4.    If the Term Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter will be for the full amount of the monthly installment as provided for in the Lease.

          5.    Rent is due and payable in advance on the first day of each and every month the Term of the Lease. Your rent checks should be made payable to                                                                                                  at                                                                                                                           .

          6.    The number of square feet deemed to be in the Premises is approximately 83,257 usable and approximately 93,248 rentable square feet.

          7.    The number of square feet within the Facility is deemed to be approximately 1,499,028 usable square feet.

          8.    Tenant's Share, as adjusted based upon the number of rentable square feet deemed to be within the Premises, is 5.55%.

LANDLORD:
WINTHROP CALIFORNIA MANAGEMENT LIMITED PARTNERSHIP as authorized agent for JAMBOREE LLC
By:	WINTHROP WEST COAST REALTY SERVICES, INC.
By:
Janine R. Padia Its Vice President and Secretary
TENANT:
AAMES FINANCIAL CORPORATION, a Delaware corporation
By:

Print Name:

Title:

EXHIBIT E

TENANT IMPROVEMENT AGREEMENT

        THIS TENANT IMPROVEMENT AGREEMENT ("Tenant Improvement Agreement") is entered into as of the      day of September, 2002 by and between JAMBOREE LLC, a Delaware limited liability company ("Landlord"), and AAMES FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

R E C I T A L S:

        A.    Concurrently with the execution of this Tenant Improvement Agreement, Landlord and Tenant have entered into a lease agreement (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibits B-1 and B-2 attached to the Lease (the "Lease"). All terms not defined herein have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are incorporated herein by this reference.

        B.    In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

          1.    TENANT IMPROVEMENTS.    As used in the Lease and this Tenant Improvement Agreement, the term "Tenant Improvements" or "Tenant Improvement Work" means those items of general tenant improvement construction shown on the Final Plans (described in Paragraph 4 below), including, but not limited to, partitioning and modifications to Tenant's existing furniture systems to reconfigure same to increase the number of work stations therein, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, cabling, outlets, etc.), relocation of the data center, plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork and distribution of Building services such as sprinkler and electrical service.

          2.    WORK SCHEDULE.    At least ten (10) days prior to commencing the Tenant Improvement Work, Tenant will deliver to Landlord, for Landlord's review and approval, a schedule (the "Work Schedule") which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements, and will include milestone dates for, among other things, completion of the Space Plans, completion of the Final Plans and projected dates of completion of the Tenant Improvement Work. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule will be submitted to Landlord for its approval, and, once approved by both Landlord and Tenant, all plans and drawings required by this Tenant Improvement Agreement and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Notwithstanding anything to the contrary contained herein, Tenant acknowledges that the coordination of, and the scheduling for, cabling work, if any, shall be determined by Landlord in its sole discretion and that such cabling work, if any, shall only be performed after normal business hours and as otherwise directed by Landlord or Landlord's Representative (as hereinafter defined).

          3.    CONSTRUCTION REPRESENTATIVES.    Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Tenant Improvement Agreement: Bob Negohosian. Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Tenant Improvement Agreement: Audry Patterson. All communications with respect to the matters covered by this Tenant Improvement Agreement are to made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Tenant Improvement Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

          4.    TENANT IMPROVEMENT PLANS.

          (a)    Preparation of Space Plans.    In accordance with the Work Schedule, and at Landlord's cost (subject to payment of the Allowance by Landlord pursuant to the express terms of Paragraph 5 hereof), Tenant shall cause an architect and/or space planner acceptable to Landlord ("Tenant's Architect") to prepare preliminary space plans for the layout of the Premises ("Space Plans"). The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord's approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord, within five (5) business days of receipt of the Space Plans, will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Within a reasonable period of time thereafter, Tenant will submit to Landlord for Landlord's approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord. If Landlord shall fail to respond in writing to Tenant's written request for approval of Tenant's Space Plans within the time frames provided for herein, then Landlord shall be deemed to have disapproved such Space Plans.

          (b)    Preparation of Final Plans.    Based on the approved Space Plans, and in accordance with the Work Schedule, Tenant's Architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the "Final Plans"); it being understood and agreed that Landlord shall have the right (but not the obligation) to "actively participate" in the development of the Final Plans and the performance of the Tenant Improvement Work, including, without limitation, being invited to attend, observe and make recommendations in all work meetings and having the right to review and approve all reasonable plans, drawings, specifications and other documents prepared in connection with the Tenant Improvements including, without limitation, the Final Plans. The Final Plans will show: (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Landlord for Landlord's approval. If Landlord disapproves any aspect of the Final Plans and Landlord so notifies Tenant, Tenant will then submit to Landlord for Landlord's approval a redesign of the Final Plans incorporating the revisions reasonably required by Landlord. This process shall continue until the Final Plans have been approved by Landlord. The design of any work affecting any of the Facility systems must be approved by Landlord's consultants who are at such time responsible for maintaining any such system. Notwithstanding anything to the contrary contained herein, Landlord shall not require Tenant to modify its proposed finish or decorating work specifications provided that Tenant's specifications and the Tenant Improvement Work reflected therein conform with the requirements herein and in the Lease set forth and are compatible with and are of at least equal quality as the standards approved by Landlord.

          (c)    Requirements of Tenant's Final Plans.    Tenant's Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the "Standards"), then compatible with and of at least equal quality as the Standards and approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (v) be of a nature and quality consistent with the overall

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  objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

          (d)    Submittal of Final Plans.    Once approved by Landlord and Tenant, Tenant's Architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant's Architect, with Landlord's cooperation at Tenant's cost, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting in connection with such changes.

          5.    PAYMENT FOR THE TENANT IMPROVEMENTS.

          (a)    Tenant Responsibility.    Except as expressly set forth in subparagraph (b) below, Tenant shall be responsible for and pay all costs associated with the design and construction of the Tenant Improvements. Prior to August 1, 2003, Tenant shall have no right to, and shall not, perform (or cause to be performed) work costing in excess of $83,257.00 in the aggregate or incur costs and expenses in connection with the Tenant Improvement Work in excess of $83,257.00 prior to August 1, 2003, unless Tenant shall (i) timely pay, or cause to be paid, all costs and expenses of the contractors, subcontractors and materialmen performing such work which are in excess of $83,257.00 (which excess costs may be reimbursable to Tenant after August 1, 2003, subject to and in accordance with the express terms of subparagraph (b) below), (ii) obtain from all contractors, subcontractors and materialmen evidence of the absence of liens (including, without limitation, conditional lien releases applicable to the work in question), and (iii) obtain invoices, receipts and bills evidencing the costs in question.

          (b)    Allowance.    Notwithstanding the foregoing, Landlord agrees to pay for the cost of the Tenant Improvement Work, as approved by Landlord and made by Tenant within fifteen (15) months of the Term Commencement Date to the extent of the lesser of (x) the actual cost of the Tenant Improvement Work and (y) Three Hundred Thirty-Three Thousand and Twenty-Eight and 00/100 ($333,028.00) Dollars per usable square foot of space deemed to be contained in the Premises (such lesser amount is herein referred to as the "Allowance"). The Allowance is to be used only for:

            (i)    Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Tenant Improvement Plans. The Allowance will not be used for the payment of extraordinary design work not consistent with the scope of Landlord's Building Standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord's architect and/or Tenant's Architect.

            (ii)  The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

            (iii)  Construction of the Tenant Improvements, including, without limitation, the following:

              (aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

              (bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

              (cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

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              (dd) Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

              (ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

              (ff)  All plumbing, fixtures, pipes and accessories necessary for the Premises;

              (gg) Testing and inspection costs;

              (hh) Fees for Tenant's contractor and tenant improvement coordinator including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements;

              (ii)  expenses and costs relating to alteration of the data center in Suite 300 of the 3347 Building and expenses and costs relating to the relocation of the data center in Suite 100 of the 3351 Building; and

              (jj)  expenses and costs relating to alterations, additions or modifications to Tenant's furniture system.

          (c)    Changes.    If, after the Final Plans have been prepared Tenant requires any changes or substitutions to the Final Plans, any additional costs related thereto are to be charged against the Allowance to the extent not theretofore exhausted, or if the Allowance has been exhausted, such costs are to be promptly paid by Tenant to its general contractor or Landlord, as applicable. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Paragraph 4 above. Landlord will have the right to decline Tenant's request for a change to the Final Plans if such changes are inconsistent with the provisions of Paragraph 4 above.

          (d)    Governmental Cost Increases.    If increases in the cost of the Tenant Improvements are due to requirements of any governmental agency, Tenant agrees to pay Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

          (e)    Disbursement of Allowance.    Provided the Lease is in full force and effect and Tenant is not in default under the Lease beyond the expiration of any applicable cure period, Landlord shall pay in progress payments (and Tenant hereby directs Landlord to pay directly to Tenant's general contractor) the Allowance to pay for the Tenant Improvement Work as follows:

            (i)    No more frequently than once per month, Tenant shall cause Tenant's general contractor to deliver to Landlord, by the fifth (5th) day of each month (the "Current Month") an application for payment in the form of a typed, itemized, reasonably detailed statement (the "Statement"). The Statement shall be applicable to the period commencing on the first (1st) day of the month preceding the Current Month and ending on the last day of each month (the "Payment Request Period"). Delivered with the Statement shall be (A) evidence of the absence of liens which are the subject of the Statement as reasonably required by Landlord (including, without limitation, conditional lien releases applicable to all work performed prior to or during the Payment Request Period, (B) invoices, receipts and bills evidencing the costs which are the subject of the Statement (collectively, the "Supporting Items"), (C) a certificate of Tenant's Architect certifying that the portions of the Tenant Improvement Work reflected on such Supporting Items have been completed in accordance with the Final Plans, and (D) a notification of the estimated amount of the statement and invoices which will need to be paid with respect to the next succeeding Payment Request Period (the "Next Funding Notice"). The Statement shall constitute a representation by Tenant that the work identified therein has been approved by Tenant and performed in

4

    accordance with the Final Plans, the requirements of the Lease and this Tenant Improvement Agreement and that Tenant's general contractor has been paid in full for all work performed prior to and during the Payment Request Period.

            (ii)  All Statements from the Tenant's general contractor (except for the final payment) shall be for no more than ninety (90%) percent of the cost of the work performed, providing for a ten (10%) percent retainer. Except as hereinafter set forth, Landlord will review the Statement and the Supporting Items for each Payment Request Period and will, within thirty (30) days after receipt of said Statement, the Supporting Items and the Next Funding Notice pay (and Tenant hereby directs Landlord to pay) to the party(ies) entitled thereto, the amount Landlord reasonably approves (provided such amount does not exceed the amount set forth in the Next Funding Notice given by Tenant in the preceding month); in the event Landlord does not approve a Statement or any Supporting Items for reasons related to defective work or work which is not in conformity with the Final Plans, the requirements of the Lease or this Tenant Improvement Agreement, Landlord will only be obligated to pay the portion it approves. Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to, and shall not, approve or pay progress payments in excess of $83,257.00 in the aggregate prior to August 1, 2003, even if the work in question shall have been completed, a Statement and all Supporting Items shall have been delivered in accordance with the terms hereof and all other applicable terms and conditions shall have been complied with.

            (iii)  Final payment, including the retainer, shall be due and payable thirty-five (35) days after recordation of a valid "Notice of Completion" with respect to the Tenant Improvements, provided Tenant's general contractor has timely delivered to Landlord the last Statement and all Supporting Items and all conditional and unconditional lien releases provided for herein.

            (iv)  Each Statement and the Supporting Items shall only include amounts for work authorized under this Tenant Improvement Agreement and actually performed.

            (v)  Notwithstanding anything to the contrary set forth above, Landlord shall not be required to make final payment until: (A) Tenant's Architect has certified to Landlord that the Tenant Improvements have been completed in accordance with the Final Plans, (B) Tenant has delivered to Landlord one (1) set of reproducible "record set" plans for the Tenant Improvements as prepared by Tenant's Architect or space planner, as applicable, and discs with such plan thereon on CAD format for each floor of the Premises, (C) the time period for the filing of a mechanic's, materialmen's or similar lien by Tenant's general contractor and any subcontractor performing all or any portion of the Tenant Improvement Work shall have expired and (D) after August 1, 2003.

          (f)    Books and Records.    Tenant shall request that Tenant's general contractor maintain complete and accurate books and records in accordance with generally accepted accounting principles of all expenditures made in connection with the Tenant Improvement Work for at least two (2) years. Tenant shall request that Tenant's general contractor make available to Landlord within five (5) business days following Landlord's notice requesting an audit, all books and records maintained by Tenant's general contractor pertaining to the construction and completion of the Tenant Improvements.

          (g)    Unused Allowance Amounts.    In the month following the later of (i) April 1, 2004 and (ii) the date of notice from Landlord that Tenant desires to use the remaining Allowance as a credit against Rent obligations under this Lease, Landlord shall permit Tenant to apply any unused portion of the Allowance as a credit against any obligations of Tenant under the Lease; provided that this Lease is in full force and effect and Tenant is not in default hereunder and that the Tenant Improvements have been completed.

5

          6.    CONSTRUCTION OF TENANT IMPROVEMENTS.    Tenant shall retain a general contractor approved by Landlord to construct the Tenant Improvements. Tenant shall enter into a construction contract in form and substance reasonably acceptable to Landlord for the installation of the Tenant Improvements in accordance with the Final Plans. Landlord shall have the right to approve all change order requests relating to changes in the Final Plans, provided that Landlord shall promptly respond to a change order request. Tenant shall supervise the completion of such work and shall use diligent efforts to secure completion of the Tenant Improvements in a good and workmanlike manner in accordance with the Final Plans and the approved construction contract. Landlord shall approve or disapprove of Tenant's general contractor promptly after Landlord's receipt of qualifications of such proposed contractor. Tenant agrees to use diligent efforts to cause the construction of the Tenant Improvements to commence promptly following the issuance of a building permit for the Tenant Improvements.

          7.    MISCELLANEOUS CONSTRUCTION COVENANTS.

          (a)    No Liens.    Except for any Landlord Liens, at no time shall Tenant do or permit anything to be done whereby the Tenant Improvement Work, the Premises, the Building, the Project or the Facility, or any portion thereof, may be subject to any mechanic's, materialmen's or other lien or encumbrance arising out of or in connection with the Tenant Improvement Work, and if any mechanic's, materialmen's or other lien is filed against the Tenant Improvement Work, the Premises, the Building, the Project or the Facility, or any portion thereof, as a result of or in connection with the performance of the Tenant Improvement Work, Tenant shall immediately cause such lien to be removed of record by either paying off the lien or procuring and recording a release bond in accordance with California Civil Code Section 3143 and Section 3171. If Tenant fails to remove such lien, and such failure continues for ten (10) days after written demand of Landlord to do so, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies available to Landlord under the Lease and this Tenant Improvement Agreement, to procure and cause to be recorded a statutory lien release bond and to deduct from the Allowance all costs incurred in procuring and recording such bond.

          (b)    Diligent Construction.    Tenant will promptly, diligently and continuously pursue construction of the Tenant Improvements to successful completion in compliance with the Final Plans and this Tenant Improvement Agreement.

          (c)    Compliance with Laws.    Tenant shall construct the Tenant Improvements in a safe and lawful manner. Tenant shall, at its sole cost and expense, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies now or hereafter having or claiming to have jurisdiction. Any portion of the Tenant Improvements which is not acceptable to any applicable governmental body, agency or department, or not constructed in accordance with the Final Plans, shall be promptly repaired or replaced by Tenant, at Tenant's expense. Notwithstanding Landlord's approval of such Tenant Improvements or any failure by Landlord to object to any such Tenant Improvements, Landlord shall have no responsibility therefor.

          (d)    Indemnification.    Tenant hereby indemnifies and agrees to defend and hold Landlord and its agents and employees harmless from and against any and all suits, claims, actions, damages, losses, costs and expenses (including, without limitation, claims for workers' compensation) of any nature whatsoever, together with costs and fees of attorneys selected by Landlord, arising out of or in connection with the Tenant Improvements (including, but not limited to, claims for breach of warranty, personal injury or property damage).

          (e)    Insurance.    Construction of the Tenant Improvements shall not proceed without Tenant causing Tenant's general contractor to obtain workers' compensation, commercial general public liability insurance, property damage insurance and such other insurance coverage as is required

6

  under the Lease from an insurance company reasonably satisfactory to Landlord. Not less than ten (10) business days before commencing the construction of the Tenant Improvements, certificates of such insurance shall be furnished to Landlord for Landlord's approval. All such policies shall provide that thirty (30) days prior written notice must be given to Landlord before modification, termination or cancellation thereof. All insurance policies maintained pursuant to this Tenant Improvement Agreement shall name Landlord, Landlord's designated managing agent and any lender with an interest in the Premises and any other portion of the Facility or the Facility Common Areas, as additional insureds, and comply with all of the applicable terms and provisions of the Lease relating to insurance.

          (f)    Construction Defects.    Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant's own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof, whether the same shall affect the Tenant Improvements in particular or any parts of the Premises or the Facility in general. Tenant shall reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by or on behalf of Tenant's general contractor or any subcontractor, or by reason of inadequate cleanup following completion of the Tenant Improvements.

          (g)    Work in Adjacent Areas.    Any work to be performed in areas outside of the Premises shall be performed only after obtaining Landlord's express written consent, which consent may be granted or withheld in Landlord's reasonable discretion, and shall be done only if an agent or employee of Landlord is present; it being understood and agreed that Tenant will pay to Landlord in advance Landlord's then current charges for the supervision of any such employee or agent. Tenant agrees to use its best efforts to minimize interference with, and inconvenience to, other tenants' and Landlord's business operation in the Building, the Facility and the Project as the result of Tenant's construction activities; it being understood and agreed that Tenant shall, among other things, perform during other than business hours any of the Tenant Improvement Work, as the case may be, which Landlord determines (i) is likely to be unreasonably noisy or otherwise disruptive, including, without limitation, coring, drilling and other similar types of construction or (ii) is likely to cause or permit noxious or offensive odors. Tenant shall be responsible for repairing all portions of the Building, the Facility, the Facility Common Areas and the Project damaged in connection with any of its construction activities or the performance of the Tenant Improvements hereunder.

          (h)    Coordination of Labor.    All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord or Landlord's contractors or by any other tenant or its contractors with respect to any portion of the Project.

          (i)    Systems.    Tenant shall cause its general contractor to subcontract with subcontractors reasonably acceptable to Landlord (i) for the engineering and installation of the fire and life safety systems, (ii) for the design and installation of the mechanical systems, and (iii) for the design and installation of the electrical system.

          (j)    Freight/Construction Elevator.    Landlord will, consistent with its obligation to other tenants in the Building, if appropriate and necessary, make the freight/construction elevator reasonably available to Tenant in connection with the construction of Tenant Improvements to the Premises. Tenant agrees to pay for any after-hours staffing of the freight/construction elevator, if needed.

          (k)    Coordination with Lease.    Any default by Tenant with respect to any portion of this Tenant Improvement Agreement shall be deemed a breach of the Lease for which Landlord shall have all the rights and remedies as in the case of a breach of the Lease.

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          (l)    Approval of Plans.    Landlord's approval of the Space Plans, the Final Plans or the Tenant Improvement Work shall not constitute a representation or warranty of Landlord of any kind with respect thereto; it being acknowledged and agreed that Landlord shall not be required to check any such plans for building code compliance or any other matter, and Tenant shall be totally responsible for such matters.

          (m)    Tenant's Deliveries.    Tenant shall deliver to Landlord, prior to the commencement of construction of the particular trade or portion of the Tenant Improvement Work, the following information:

            (i)    The names and addresses of the general, mechanical and electrical contractors Tenant intends to engage in the performance of the Tenant Improvement Work;

            (ii)  The date on which the Tenant Improvement Work will commence, together with the estimated dates of completion of Tenant's construction and fixturing work and the date on which Tenant expects to be ready to operate its business in the Premises; and

            (iii)  One fully executed copy of the construction contract.

          (n)    Qualification of Contractors and Subcontractors.    All contractors and subcontractors engaged by or on behalf of Tenant shall be bonded, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with all other contractors performing work at the Facility and shall otherwise be subject to the approval of Landlord as required herein.

          (o)    Warranties.    Tenant shall cause the contractors to provide warranties for not less than one (1) year against defects in workmanship, materials and equipment, which warranties shall run to the benefit of Landlord and Tenant and shall be assignable to Landlord.

        IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Tenant Improvement Agreement to be duly executed by their duly authorized representatives as of the date of the Lease.

LANDLORD:
WINTHROP CALIFORNIA MANAGEMENT LIMITED PARTNERSHIP as authorized agent for JAMBOREE LLC
By:	WINTHROP WEST COAST REALTY SERVICES, INC.
By:
Janine R. PadiaPadia Its Vice President and Secretary
TENANT:
AAMES FINANCIAL CORPORATION, a Delaware corporation
By:

Name:

Title:

8

EXHIBIT F

CLEANING SPECIFICATIONS

NIGHTLY—General Office and Common Areas

  •
  Spot clean or shampoo all carpets as needed.

  •
  Empty all waste baskets and trash containers.

  •
  Wipe or wash all soiled waste baskets and trash containers.

  •
  Replace liners as necessary in office waste receptacles and trash containers.

NIGHTLY—Executive Office Areas

  •
  Dust desk chairs, chair legs and bases, furniture, fixtures and telephones, tops of partitions, doors, ledges, window-casing, versatile surfaces and baseboards with chemically treated cloths.

  •
  Vacuum all carpeted areas thoroughly and remove surface litter.

  •
  Sweep, wet mop all vinyl tile.

EVERY OTHER NIGHT—General Office Areas

  •
  Dust with chemically treated cloths: furniture, furniture legs, chair legs and bases, fixtures and telephones, tops of partitions, door ledges, window casings, vertical surfaces and baseboards.

  •
  Vacuum all carpeted areas thoroughly and remove surface litter.

  •
  Sweep, wet mop all vinyl tile.

  •
  Spot clean interior office glass.

  •
  Clean glass doors and windows in doors.

  •
  Spot clean walls.

  •
  Remove fingerprints and smudge marks from partitions, doors, door frames and wall switches.

WEEKLY—General Office Areas

  •
  Conference Rooms—vacuum and check for soiled chairs. Wash chalkboards unless told not to do so by Supervisor or a note placed on the board.

WEEKLY—Executive Office Areas

  •
  Spot clean all interior windows.

MONTHLY

  •
  Dust and wash window blinds.

  •
  All interior glass to be cleaned.

  •
  Dust and removed lint from vents.

EXHIBIT G

FORM OF ESTOPPEL CERTIFICATE

        The undersigned,                                                                          , a                                                                          , ("Landlord"), with a mailing address c/o                                                                          . and                                                                          , a                                                                           ("Tenant"), hereby certify to                                                                          , as follows:

          1.    Attached hereto is a true, correct and complete copy of that certain lease dated                                                  , 2002, between Landlord and Tenant (the "Lease"), regarding the premises located at                                                                           (the "Premises"). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

          2.    The Term of the Lease commenced on                                                                          , 20    .

          3.    The Term of the Lease shall expire on                                                                          , 20    .

          4.    The Lease has: (Initial one)

            (    )    not been amended, modified, supplemented, extended, renewed or assigned.

            (    )    been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto:

          5.    Tenant has accepted and is now in possession of the Premises.

          6.    Tenant and Landlord acknowledge that Landlord's interest in the Lease will be assigned to                                                                           and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of                                                                           is obtained, and that until further notice, payments under the Lease may continue as heretofore.

          7.    The amount of Monthly Basic Rent is $                  .

          8.    The amount of Tenant's security deposit (if any) is $                  . No other security deposits have been made except as follows:

          9.    Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows:

          10.  To Tenant's actual knowledge, all work required to be performed by Landlord under the Lease has been completed except as follows:

          11.  To Tenant's actual knowledge, there are no defaults on the part of the Landlord or Tenant under the Lease except as follows:

          12.  To Tenant's actual knowledge, neither Landlord nor Tenant has any defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows:

          13.  Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows:

  All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

  The foregoing certification is made with the knowledge that                                                                           is about to fund a loan to Landlord or                                                                           is about to purchase the Project (or part thereof) from Landlord and that                                                                           is relying upon the representations herein made in funding such loan or in purchasing the Project (or part thereof).

        IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of                                                                          , 20    .

LANDLORD:
WINTHROP CALIFORNIA MANAGEMENT LIMITED PARTNERSHIP as authorized agent for JAMBOREE LLC
By:	WINTHROP WEST COAST REALTY SERVICES, INC.
By:
Janine R. Padia Its Vice President and Secretary
TENANT:
AAMES FINANCIAL CORPORATION, a Delaware corporation
By:

Print Name:

Title:

2

EXHIBIT H

RULES AND REGULATIONS

        A.    General Rules and Regulations. The following rules and regulations govern the use of the Facility, including the Building, each tenant's premises and all Common Area. Each tenant shall be bound by such rules and regulations and shall be responsible for the observance of these rules and regulations by its employees, subtenants, assignees, contractors, suppliers, customers, invitees and guests.

          1.    Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways of the Facility shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Facility and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activity. No tenant and no employee or invitee of and tenant shall go upon the roof of the Tower or any other building in the Facility, except as authorized by Landlord.

          2.    No sign, placard, picture, name, advertisement or notice, visible from the exterior of the premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its premises or any part of the Facility without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of the tenant. If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

          3.    All bulletin boards or directories or other name identifications, if any, will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

          4.    No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Facility. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Facility. No articles shall be placed against glass partitions or doors or any window or wall which might appear unsightly from outside tenant's premises.

          5.    Landlord reserves the right to exclude from the Facility between the hours of 6:00 p.m. and 8:00 a.m. and after 2:00 p.m. on Saturdays and at all hours on Sundays and holidays all persons who are not tenants or their accompanied guests in the Facility. Landlord, at its option, may require all persons admitted to or leaving the Facility or certain portions of the Facility during such hours to register. Landlord shall not be responsible for error with regard to the admission to or exclusion from the Facility of any person. During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Facility by closing the doors, or otherwise, for the safety of tenants and protection of the Facility and property in the Facility. Subject to

  Landlord's prior reasonable approval, tenant shall not permit the visit to the premises of persons in such numbers or under such conditions as will interfere with the use and enjoyment of the Common Area by others or with the use and enjoyment of the premises leased to other tenants in the Facility.

          6.    No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning its premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Facility for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness of the premises. Janitorial services shall be provided to Landlord by independent contractors who are bonded.

          7.    No tenant shall obtain for use upon its premises food, beverage, or other similar services except through facilities provided by Landlord (and maintained by tenant) and under regulations fixed by Landlord, or accept barbering or bootblacking services in its premises except from persons authorized by Landlord at such reasonable hours and under such reasonable regulations as may be fixed by Landlord. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, sales and displays of products, goods and wares in all portions of the Facility except for such activities as may be expressly requested by a tenant and conducted solely within such requesting tenant's premises. Landlord reserves the right to restrict and regulate the use of the Common Area of the Facility and the Building by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's premises for such purposes. Without limiting the foregoing, Landlord may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for tenants and the general public. No tenant shall install, maintain operate upon the premises any vending machine without the written consent of Landlord, except for machines which dispense candy, ice water, soft drinks and cigarettes. Microwave ovens for preparation of food for the convenience of a tenant's employees, guests and invitees are permitted, as provided in Paragraph 15 of these rules and regulations.

          8.    Each tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully and for any default or carelessness the tenant shall make good all injuries sustained by other tenants or occupants of the Facility or Landlord. On multiple-tenancy floors, all tenants shall keep the door or doors to the Facility corridors closed at all times except for ingress or egress.

          9.    Tenant shall use its reasonable efforts to not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Facility's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for tenant's use.

          10.  No tenant shall alter any lock or access device or install any new additional locks or access devices or any bolts on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock, bolt or device. Landlord agrees to cooperate with tenant in coordinating security access and control systems for the premises and the facility. In no event shall tenant install or operate such security systems which are in conflict with systems installed or operated by Landlord.

          11.  No tenant shall make or have made additional copies of any keys or access provided by Landlord. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys

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  or access devices for the Facility, offices, rooms and toilet rooms which shall have been furnished the tenant or which the tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, tenant shall pay Landlord therefor.

          12.  The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

          13.  No tenant shall use or keep in premises or otherwise on the Facility any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. Any permitted corrosion, flammable or other special wastes shall be handled for disposal as-conditioning other than that supplied by Landlord.

          14.  No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Facility by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Facility.

          15.  Except as otherwise permitted by Landlord, no cooking shall be done or permitted by any tenant on its premises (except that use by tenant of Underwriters' Laboratory approved equipment for the preparation of beverages and food for tenants and their employees, guests and invitees shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall premises be used for washing clothes or lodging.

          16.  Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other Facility, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any tenant be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such tenant's lease.

          17.  If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with Landlord's instructions in their installation.

          18.  Landlord will direct electricians as to where and how telephone telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other equipment affixed to all premises shall be subject to the written approval of Landlord.

          19.  No tenant without Landlord's prior approval shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Facility. No tenant shall interfere with radio or television broadcasting or reception from or in the Facility or elsewhere.

          20.  No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant of whom, or by whose contractors,

3

  employees or invitees, the damage shall have been caused. No tenant shall place floormats or other objects outside the boundaries of its premises.

          21.  No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Facility except between such hours and at such locations designated by Landlord. Such items shall be carried up and down only in such elevators as shall be designated by Landlord. Tenant shall be responsible for receiving, checking, inspecting and paying for deliveries of such merchandise, supplies, goods, materials, equipment and products addressed to tenant and shall be responsible for moving these items to its premises. Landlord will not accept deliveries for tenants.

          22.  Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Facility. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to distribute properly the weight thereof. Landlord shall not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Facility by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of the tenant.

          23.  No tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No tenant shall mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof, except as may be reasonably necessary in minor decoration of the premises. No tenant shall mark or defile escalators, elevators, water closets, toilet room walls, windows, doors, or any other part of the Facility or the Common Area.

          24.  There shall not be used in any space, or in the public areas of the Common Area, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind (except a wheelchair for an individual) shall be brought by any tenant into or kept in or about the premises.

          25.  Each tenant shall store all its trash and garbage within the interior of its premises or within receptacles provided by Landlord. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such time as Landlord shall designate.

          26.  Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Facility are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Facility.

          27.  Landlord may in the exterior of the Facility designate and use or authorize the use of areas for shows, festivals or other events, both public and private. Any fees collected from individuals or organizations for the use of such areas may be used by Landlord for any purpose Landlord desires.

          28.  Tenant shall: (a) not effect or execute any agreement or other instrument whereby its premises or any part thereof is restricted on the basis of age, religion, sex or national origin in the sale, lease or occupancy thereof; (b) not discriminate in the use or occupancy of any or all of its premises against any person because of age, race, color, sex, religion or national origin, not shall any person be deprived of the right to use its premises or any of the facilities therein by reason of race, color, sex, religion, national origin, or, except where required by law, age: and (c) comply

4

  with all federal, state and local laws, ordinances, rules and regulations, in effect from time to time, prohibiting discrimination or segregation by reason of race, religion, color, sex, national origin, or except where dictated by law, age.

          29.  Landlord shall have the right, exercisable upon reasonable advance notice and without liability to any tenant, to change the name and address of the Facility and the arrangement and/or location of the Common Area and to install and maintain a sign or signs on the exterior of any building or in any corridor and passageway.

          30.  Landlord reserves and shall have the right voluntarily or pursuant to government requirements, at Landlord's expense, to make repairs, alterations or improvements in or to the Facility or any part thereof, and such repair, alteration or improvement work to temporarily block or close entrances, doors, windows, corridors, elevators, or other Common Area, provided that such temporary Facility and take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or the Facility as may be necessary or desirable for the safety, protection or preservation of the Premises or Facility, the Landlord's interest therein, or as may be necessary or desirable in the operation of the Facility.

          31.  Landlord reserves the right to grant any tenant the exclusive right to conduct any particular business or undertaking in the Facility provided that same shall not prevent Tenant from using the Premises for the Permitted Use.

          32.  Landlord reserves the right to exclude or expel from the Facility any person who, in Landlord's judgment is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Facility.

          33.  Without the prior written consent of Landlord, no tenant shall use the name of the Facility in connection with or in promoting or advertising the business of tenant except as such tenant's address. Landlord may prohibit any advertisement identifying the Facility, the Building or the address of either or including any picture or rendering thereof of by any tenant, which in Landlord's opinion, tends to impair the reputation or desirability of the Facility. Upon receipt of written notice from Landlord objecting to such advertising, tenant shall cease and refrain from such advertising.

          34.  Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

          35.  Tenant assumes any and all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to its premises closed.

          36.  Tenants authorized to sell or serve food shall not employ persons who do not have and keep a neat, clean appearance or who are sloppy and careless in their food handling work habits.

          37.  The requirements of tenants will be attended to only upon application at the office of the Facility by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

          38.  Landlord may waive any one or more of these Rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations against any or all tenants of the Facility.

          39.  Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of

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  the Facility and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations which are adopted.

          40.  The Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any Premises in the Facility. Whenever in these Rules and Regulations the word "tenant" is used it shall apply to and include the tenant under the lease and its agents, employees, customer and vendors. Similarly, the word "Landlord" shall include the Landlord, its agents, employees, contractors and vendors.

        B.    Parking Rules and Regulations. The following rules and regulations govern the use of the Parking Facilities which serve the Facility. Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

          1.    Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

          2.    Vehicles must be parked entirely within painted stall lines of a single parking stall.

          3.    All directional signs and arrows must be observed.

          4.    The speed limit within all parking areas shall be five (5) miles per hour.

          5.    Parking is prohibited:

            (a)  in areas not striped for parking;

            (b)  in aisles or on ramps, if any;

            (c)  where "no parking" signs are posted;

            (d)  in cross-hatched areas; and

            (e)  in such other areas as may be designated from time to time by Landlord or Landlord's parking operator.

          6.    Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

          7.    Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

          8.    Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

          9.    Parking stickers, access cards, or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Parking identification devices, if utilized by Landlord, must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to refuse the sale of

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  monthly stickers or other parking identification devices to Tenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

          10.  Loss or theft of parking identification devices or access cards must be reported to the management office in the Facility immediately, and a lost or stolen report must be filed by that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

          11.  All damage or loss claimed to be the responsibility of Landlord must be reported, itemized in writing and delivered to the management office located within the Facility within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Landlord, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Landlord is not responsible for loss of use.

          12.  The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations, without the express written consent of Landlord. Any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Landlord will not be deemed to have been approved by Landlord.

          13.  Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

          14.  Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Parking Facilities as it deems reasonably necessary for the operation of the Parking Facilities.

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EXHIBIT I

[PARKING LOCATION]

TABLE OF CONTENTS

ARTICLE X—INSURANCE AND INDEMNIFICATION		14
10.01	Limitation on Landlord's Liability	14
10.02	Indemnification of Landlord	15
10.04	Survival of Indemnities	16
10.05	Tenant's Insurance	16
10.06	Waiver of Subrogation	17
ARTICLE XI—SERVICES AND UTILITIES		18
11.01	Maintenance by Landlord	18
11.02	Delivery of Services and Utilities	18
11.03	Equipment Requiring Excessive Utilities	18
11.04	Right to Curtail Services and Utilities	19
11.05	After Hours and Additional Services	19
ARTICLE XII—ESTOPPEL CERTIFICATE		20
ARTICLE XIII—EXTENSION OF TERM		20
13.01	Option to Extend Term	20
13.02	Fair Market Rental Value	21
13.03	Appraisal.	21
ARTICLE XIV—AUDITORIUM/CONFERENCE ROOMS		22
ARTICLE XV—SURRENDER OF PREMISES; HOLDING OVER		23
15.01	Surrender of Premises	23
15.02	No Merger	23
15.03	Holding Over	23
ARTICLE XVI—SUBORDINATION AND QUIET ENJOYMENT		23
16.01	Subordination	23
16.02	Quiet Enjoyment	24
ARTICLE XVII—RULES AND REGULATIONS		24
ARTICLE XVIII—ENTRY		24
ARTICLE XIX—DEFAULT BY TENANT		25
19.01	Events of Default	25
19.02	Remedies Upon Default or Termination	26
19.03	Damages Upon Termination	26
19.04	Operating Expenses	27
19.05	Performance by Landlord	27
19.06	Remedies Cumulative	27
ARTICLE XX—DAMAGE BY FIRE OR OTHER CASUALTY		28
20.01	Notice of Loss	28
20.02	Substantial or Total Damage	28
20.03	Intentionally Deleted	28
20.04	Destruction During Final Year	28
20.05	Destruction of Tenant's Personal Property, Tenant's Extra Improvements or Property of Tenant's Employees	29
20.06	Exclusive Remedy	29
20.07	Delays	29
20.08	Property Damage	29
ARTICLE XXI—EMINENT DOMAIN		30
21.01	Total or Substantial Taking	30
21.02	Partial Taking	30
21.03	Temporary Taking	30

ARTICLE XXII—SALE BY LANDLORD		31
ARTICLE XXIII—WAIVER		31
ARTICLE XXIV—NOTICES		31
ARTICLE XXV—OPERATING EXPENSES		32
25.01	General	32
25.02	Payment Of Operating Expenses	32
25.03	Computation Of Operating Expenses Adjustment	32
25.04	Audit Rights	33
25.05	Minimum Rent	34
ARTICLE XXVI—TAXES PAYABLE BY TENANT		34
26.01	Personalty	34
26.02	Taxes as Rent	34
26.03	Other Property Taxes	34
ARTICLE XXVII—LANDLORD'S DEFAULT		34
27.01	Notice	34
27.02	Landlord's Default	34
27.03	Remedy for Breach	35
ARTICLE XXVIII—FORCE MAJEURE		35
ARTICLE XXIX—LANDLORD'S MORTGAGEES AND LESSORS		35
29.01	Modifications	35
29.02	Cure Rights	36
ARTICLE XXX—RIGHT OF FIRST OFFER		36
30.01	Exercise of Right	36
30.02	Effect of Exercise	36
ARTICLE XXXI—FINANCIAL STATEMENTS		37
ARTICLE XXXII—Intentionally Deleted		37
ARTICLE XXXIII—PARKING		37
33.01	Spaces	37
33.02	Control	38
33.03	General Provisions	38
33.04	Cooperation with Traffic Mitigation Measures	39
33.05	Parking Rules and Regulations	39
ARTICLE XXXIV—SIGNAGE		39
ARTICLE XXXV—MISCELLANEOUS		40
35.01	Successors and Assigns	40
35.02	Attorneys' Fees	40
35.03	Light and Air	41
35.04	Public Transportation	41
35.05	Headings	41
35.06	Use of Pronouns	41
35.07	Time of the Essence	41
35.09	Brokers	41
35.10	Modifications	41
35.11	Unenforceable Provisions	41
35.12	Covenants and Conditions	41
35.13	Incorporation	41
35.14	Recordation of Memorandum; Quitclaim and Release Agreement	41
35.15	Additional Instruments	42
35.16	Entire Lease Between Parties	42

35.17	Nondisclosure of Lease Terms	42
35.18	Joint and Several Obligations	42
35.19	Tenant as Corporation or Partnership	42
35.20	Examination of Lease	43
35.21	Intentionally Deleted	43
35.22	Satellite Antenna	43
35.23	Landlord's Authority	43
35.24	Counterparts	43

EXHIBITS

EXHIBIT A—LEGAL DESCRIPTION OF LAND COMPRISING THE FACILITY
EXHIBIT A-1—SITE PLAN OF THE FACILITY AND THE PROJECT
EXHIBIT B-1—FLOOR PLAN OF THE SUITE 300 PREMISES
EXHIBIT B-2—FLOOR PLAN OF THE SUITE 100 PREMISES
EXHIBIT C—DEFINITIONS
EXHIBIT D—COMMENCEMENT MEMORANDUM
EXHIBIT E—TENANT IMPROVEMENT AGREEMENT
EXHIBIT F—CLEANING SPECIFICATIONS
EXHIBIT G—FORM OF ESTOPPEL CERTIFICATE
EXHIBIT H—RULES AND REGULATIONS
EXHIBIT I—PARKING LOCATION

QuickLinks

BASIC LEASE INFORMATION PARK PLACE LEASE
PARK PLACE OFFICE LEASE
R E C I T A L S
ARTICLE I—DEFINITIONS
ARTICLE II—PREMISES
ARTICLE III—TERM AND POSSESSION
ARTICLE IV—RENT
ARTICLE V—RESTRICTIONS ON USE/COMPLIANCE WITH LAWS
ARTICLE VI—ALTERATIONS
ARTICLE VII—REPAIRS
ARTICLE VIII—LIENS
ARTICLE IX—ASSIGNMENT AND SUBLETTING
ARTICLE X—INSURANCE AND INDEMNIFICATION
ARTICLE XI—SERVICES AND UTILITIES
ARTICLE XII—ESTOPPEL CERTIFICATE
ARTICLE XIII—EXTENSION OF TERM
ARTICLE XIV—AUDITORIUM/CONFERENCE ROOMS
ARTICLE XV—SURRENDER OF PREMISES; HOLDING OVER
ARTICLE XVI—SUBORDINATION AND QUIET ENJOYMENT
ARTICLE XVII—RULES AND REGULATIONS
ARTICLE XVIII—ENTRY
ARTICLE XIX—DEFAULT BY TENANT
ARTICLE XX—DAMAGE BY FIRE OR OTHER CASUALTY
ARTICLE XXI—EMINENT DOMAIN
ARTICLE XXII—SALE BY LANDLORD
ARTICLE XXIII—WAIVER
ARTICLE XXIV—NOTICES
ARTICLE XXV—OPERATING EXPENSES
ARTICLE XXVI—TAXES PAYABLE BY TENANT
ARTICLE XXVII—LANDLORD'S DEFAULT
ARTICLE XXVIII—FORCE MAJEURE
ARTICLE XXIX—LANDLORD'S MORTGAGEES AND LESSORS
ARTICLE XXX—RIGHT OF FIRST OFFER
ARTICLE XXXI—FINANCIAL STATEMENTS
ARTICLE XXXII—Intentionally Deleted
ARTICLE XXXIII—PARKING
ARTICLE XXXIV—SIGNAGE
ARTICLE XXXV—MISCELLANEOUS
EXHIBIT A LEGAL DESCRIPTION OF LAND COMPRISING THE FACILITY
EXHIBIT A-1 SITE PLAN OF THE FACILITY AND THE PROJECT
EXHIBIT B-1 FLOOR PLAN OF THE SUITE 300 PREMISES
EXHIBIT B-2 FLOOR PLAN OF THE SUITE 100 PREMISES
EXHIBIT C DEFINITIONS
EXHIBIT D COMMENCEMENT MEMORANDUM
EXHIBIT E TENANT IMPROVEMENT AGREEMENT
R E C I T A L S
EXHIBIT F CLEANING SPECIFICATIONS
EXHIBIT G FORM OF ESTOPPEL CERTIFICATE
EXHIBIT H RULES AND REGULATIONS
EXHIBIT I [PARKING LOCATION] TABLE OF CONTENTS